Exhibit 4.4

RPM INTERNATIONAL INC. 401(k) TRUST AND PLAN

Effective Date: June 1, 1992

Amended and Restated Generally Effective: January 1, 2020

TABLE OF CONTENTS

ARTICLE NO.

NAME AND PURPOSE	1

DEFINITIONS	2

ELIGIBILITY AND PARTICIPATION	3

ELECTIVE CONTRIBUTIONS	4

EMPLOYER CONTRIBUTIONS	5

LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS	6

INVESTMENT FUNDS AND DIRECTION OF INVESTMENT	7

ACCOUNTS	8

HARDSHIP AND IN-SERVICE WITHDRAWALS	9

LOANS	10

RETIREMENT OR TERMINATION OF EMPLOYMENT	11

DEATH BENEFITS	12

DISTRIBUTIONS	13

THE TRUSTEE, ITS POWERS AND DUTIES	14

INVESTMENTS	15

ADMINISTRATION	16

PROHIBITION AGAINST ALIENATION	17

TOP-HEAVY PROVISIONS	18

LIMITATIONS ON ANNUAL ADDITIONS	19

ROLLOVERS AND TRANSFERS INVOLVING OTHER QUALIFIED RETIREMENT PLANS	20

AMENDMENT AND TERMINATION	21

PARTICIPATING COMPANIES	22

CERTAIN TRANSFERRED PARTICIPANTS	23

MISCELLANEOUS	24

ii

AMENDMENT AND RESTATEMENT OF

RPM INTERNATIONAL INC. 401(k) TRUST AND PLAN

THIS AMENDMENT AND RESTATEMENT is executed by RPM International Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware (hereinafter called the “Company”);

WITNESSETH:

WHEREAS, RPM, Inc. adopted the RPM, Inc. Retirement Savings Trust and Plan (hereinafter referred to as the “Trust and Plan”), effective April 1, 1992, to provide retirement savings benefits on behalf of its employees and those of Participating Companies; and

WHEREAS, the Trust and Plan was most recently amended and restated, effective January 1, 2014, and subsequently has been amended from time to time; and;

WHEREAS, under the terms of Article 21 of the Trust and Plan, the Company reserved the right to make amendments thereto; and

WHEREAS, the Company desires to amend and restate the Trust and Plan to reflect changes to the rules for hardship withdrawals resulting from the final regulations published by the Internal Revenue Service and to make certain other necessary and desirable changes; and WHEREAS, it is the intention of the Company that the Trust and Plan, as amended and restated, continues to be a profit-sharing plan that is qualified under Sections 401(a), 401(k), 401(m) and 501(a) of the Internal Revenue Code of 1986, as amended;

NOW, THEREFORE, the Trust and Plan is hereby amended and restated, effective January 1, 2020, except as otherwise provided herein, as follows:

ARTICLE 1

NAME AND PURPOSE

1.1 Name.

The name of this Trust and Plan is the RPM International Inc. 401(k) Trust and Plan.

1.2 Purpose.

This Trust and Plan was originally created and is hereby continued for the purpose of providing benefits to the Participants in this Trust and Plan upon their retirement and for the purpose of providing such other benefits to such Participants and their Beneficiaries as are hereinafter described.

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ARTICLE 2

DEFINITIONS

Unless the context otherwise indicates, the following words used herein shall have the following meanings whenever used in this instrument:

2.1 Accountholder.

The word “Accountholder” shall mean each Participant, former Participant, Beneficiary or Alternate Payee who has assets credited to an Account under this Trust and Plan.

2.2 Accounts.

The word “Accounts” shall mean “401(k) Accounts” and “Roth Accounts” established pursuant to Article 4 hereof, “Match Accounts,” “Qualified Match Accounts” and “Safe Harbor Contribution Accounts” established pursuant to Article 5 hereof and “Rollover Accounts” established pursuant to Article 20 hereof. In the case of a plan merger, “Accounts” may also include “Prior Plan Accounts” established pursuant to Article 8 hereof. In addition, a separate “contract” exists with respect to amounts credited to a Roth Account, and gains, losses, and other credits or charges must be separately allocated in accordance with the provisions of this Trust and Plan on a reasonable and consistent basis to an Accountholder’s Roth Account and his other Accounts. Although separate recordkeeping shall always be maintained with respect to 401(k) Accounts and Roth Accounts, references to “Elective Contribution Account(s)” under this Trust and Plan shall be deemed to include both 401(k) Account(s) and Roth Account(s) and references to “Elective Contributions” under this Trust and Plan shall be deemed to include both 401(k) Contributions and Roth Contributions.

2.3 Active Participant.

The words “Active Participant” shall mean a Participant during any period in which he is employed by a Participating Company as a Covered Employee.

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2.4 Administrator.

The word “Administrator” shall mean the person or persons, corporation or partnership designated as Administrator under Article 16 hereof.

2.5 Adoption Date.

The words “Adoption Date” shall mean the date as of which any Participating Company shall have adopted this Trust and Plan.

2.6 Affiliate.

The word “Affiliate” shall mean a corporation which would be defined as a member of a controlled group of corporations which includes a Participating Company or any business organization which would be defined as a trade or business (whether or not incorporated) which is under “common control” with a Participating Company within the meaning of Sections 414(b) and (c) of the Code, and any member of an “affiliated service group,” as defined in Section 414(m) of the Code or is a part of any other arrangement as defined in regulations under Section 414(o) of the Code, which includes a Participating Company but, in each case, only during the periods any such corporation, business organization or member would be so defined.

2.7 Allocation Date.

The words “Allocation Date” shall mean the last day of the calendar month and such other uniform date or dates selected by the Company as of which allocations are made to Accounts.

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2.8 Alternate Payee.

The words “Alternate Payee” shall mean any spouse, former spouse, child or dependent of a Participant who is recognized by a Domestic Relations Order as having a right to receive all, or a portion of, the amounts credited to the Accounts of such Participant.

2.9 Annual Additions.

The words “Annual Additions” shall mean with respect to each Participant the sum of the following amounts in any Limitation Year: the contributions of a Participating Company (including amounts contributed by the Participating Companies to the Trustee pursuant to a Participant’s election under Section 4.1 hereof, including an automatic deemed election under Section 4.1(b) hereof) or a Related Employer credited to his Accounts with respect to such Limitation Year under all defined contribution plans of the Company or any Related Employer which plans meet the requirements of Section 401(a) of the Code (other than amounts contributed by reason of a Participant’s qualified Military Service in accordance with Section 414(u) of the Code).

2.10 Beneficiary.

The word “Beneficiary” shall mean any person, other than an Alternate Payee, who receives or is designated to receive payment of any benefit under the terms of this Trust and Plan because of the participation of another person in this Trust and Plan.

2.11 Code.

The word “Code” shall mean the Internal Revenue Code of 1986, as such may be amended from time to time, and all lawful regulations and pronouncements promulgated thereunder. Whenever a reference is made to a specific Code Section, such reference shall be deemed to include any successor Code Sections having the same or similar purpose.

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2.12 Committee.

The word “Committee” shall mean the Benefits Review Committee as constituted under the provisions of Article 16 of this Trust and Plan.

2.13 Company.

The word “Company” shall mean RPM International Inc. or any successor corporation or any other business organization which shall assume the obligations of the Company under this Trust and Plan.

2.14 Compensation.

The word “Compensation” shall mean compensation as defined under Treasury Regulation Section 1.415(c)-2(d)(2) with modifications as permitted under said Section, and as further modified in this Section. Compensation shall include a Participant’s wages, salaries, fees for professional services, and other amounts received (without regard to whether or not paid in cash) for personal service actually rendered in the course of employment with a Participating Company to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, bonuses and any differential wage payments, as defined in Section 3401(h)(2) of the Code). Compensation does not include severance payments made to a terminated Participant, contributions made by a Participating Company to a plan of deferred compensation not qualified under Section 401(a) of the Code, amounts realized from the exercise of non-qualified options or when restricted stock or property becomes fully transferable or no longer subject to substantial risk of forfeiture, amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option, or other amounts which receive special tax benefits such as premiums for group-term life insurance.

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(a)

Compensation shall be increased for salary reduction amounts which are excluded from the taxable income of the Participant under Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k) and 457(b) of the Code and amounts made available to a Participant in connection with group health plan coverage and deemed to be contributions under Section 125 of the Code because the Participant is unable to certify that he or she has other health coverage; and

(b)

Compensation shall be decreased by reimbursements or other expense allowances, including auto allowances and general business expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, and welfare benefits, including taxable life insurance amounts.

The amount of a Participant’s Compensation for any Plan Year shall be determined as of the last day of such year and, with respect to the Plan Year in which he becomes a Participant, shall not include any Compensation paid to him prior to the date as of which he became a Participant.

Notwithstanding the foregoing, the maximum annual Compensation of any Employee that can be considered for any purpose under this Trust and Plan for Plan Years beginning on or after January 1, 2020 shall be Two Hundred Eighty-Five Thousand Dollars ($285,000.00), plus such adjustments for increases in the cost of living as shall be prescribed by the Secretary of the Treasury pursuant to Section 401(a)(17) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding twelve (12) months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than twelve (12) months, the annual Compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is twelve (12).

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2.15 Continuous Service.

The words “Continuous Service” shall mean for any Employee any period during which he is or was employed by a Participating Company or Affiliate. Each such period shall be measured from the Participant’s Date of Hire to the date of his Termination of Employment which follows such Date of Hire.

In addition, if any Employee has a Termination of Employment and is rehired within twelve (12) months of:

(a)	the date of his Termination of Employment; or

(b)

if earlier, the first day of any period of leave of absence, layoff or Military Service after the end of which the Employee did not return to work for a Participating Company or any Affiliate prior to his Termination of Employment;

such Employee’s “Continuous Service” shall include the period of severance measured from his Termination of Employment until his subsequent date of rehire. Two (2) or more periods of employment or Periods of Severance that are included in an Employee’s Continuous Service and that contain fractions of a year (computed in months and days) shall be aggregated on the basis of twelve (12) months constituting a year and thirty (30) days constituting a month.

2.16 Covered Employee.

The words “Covered Employee” shall mean an employee of a Participating Company who is:

(a)	a United States citizen who is working in the United States;

(b)

a United States citizen who is on a foreign assignment, the duration of which is expected to be for a period of less than two (2) years, provided that such Employee is on the United States payroll of a Participating Company;

(c)	an alien, residing in the United States, employed by a Participating Company, whose employment assignment in the United States is expected to exceed two (2) years; or

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(d)

an alien, residing in the United States, employed by a Participating Company, whose employment assignment in the United States is expected to be two (2) years or less, who is performing services for the Participating Company in accordance with a written employment agreement, the terms and conditions of which provide for his participation in the Trust and Plan.

In no event, however, shall any such employee be a Covered Employee during any period that he:

(1)

is employed as a member of a unit of Employees which is covered by a collective bargaining agreement to which the Company or a Participating Company is a party (unless such collective bargaining agreement specifically provides for participation in this Trust and Plan);

(2)	is employed by an Affiliate which is not a Participating Company;

(3)	is a non-resident alien who received no income from a Participating Company which constitutes income from sources within the United States;

(4)

is employed in a capacity categorized by the Company as an “independent contractor” pursuant to a written or oral agreement with a Participating Company, regardless of his status as may be determined otherwise by the Commissioner of the Internal Revenue or other government entity;

(5)

is not paid through the Participating Company’s payroll department or is not on the Participating Company’s payroll (such excluded Employees shall include but not be limited to those Employees who are paid through the Participating Company’s accounts payable department);

(6)

is employed in a capacity reasonably categorized by the Company, a Participating Company or an Affiliate as a Leased Person, regardless of whether his status under the Code may subsequently be determined by a court, the Internal Revenue Service or other government entity to be otherwise;

(7)	is employed by and receiving his compensation from a leasing organization which is not an Affiliate of a Participating Company;

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(8)

is accruing benefits under any other qualified pension or retirement plan maintained by the Company or any Affiliate under the laws of the United States of America, other than this Trust and Plan or the RPM International Inc. Retirement Plan; or

(9)	is employed or performing services in accordance with an oral or written employee agreement, the terms and conditions of which preclude his participation in the Trust and Plan.

2.17 Date of Hire.

Except as otherwise provided by any Supplemental Agreement, the words “Date of Hire” shall mean the date on which an Employee commences employment and works at least one (1) Hour for a Participating Company or any Affiliate and shall mean, in the case of a rehired Employee, the first date following his previous Termination of Employment on which he works at least one (1) Hour for a Participating Company or any Affiliate.

2.18 Domestic Relations Order.

The words “Domestic Relations Order” shall mean, with respect to any Participant, any judgment, decree or order (including approval of a property settlement) which both:

(a)	relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of the Participant; and

(b)	is made pursuant to a State domestic relations law (including a community property law).

2.19 Elective Contribution.

The words “Elective Contribution” shall mean any contribution made pursuant to a Participant’s election under Article 4, and shall include both 401(k) Contributions and Roth Contributions.

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2.20 Employee.

The word “Employee” shall mean any common-law employee of a Participating Company or an Affiliate or a Leased Person (as provided in Section 414(n) or (o) of the Code), or, where the context may require, a former employee of a Participating Company or an Affiliate. The word “Employee” shall not include any person who renders service to a Participating Company or an Affiliate solely as a director or independent contractor or otherwise as a self employed individual. In the event that a person renders service to a Participating Company or an Affiliate as a common-law employee and in another capacity as a director, an independent contractor or otherwise as a self-employed individual, he shall be considered to be an Employee hereunder only in his capacity as a common-law employee.

2.21 Entry Date.

The words “Entry Date” shall mean the date as of which a Covered Employee may become a Participant in the Trust and Plan. As of the Restatement Date, a Participant’s Entry Date shall be the first day of the first full payroll period following the date he completes the applicable eligibility requirements of Section 3.2 hereof, and the first day of each payroll period thereafter.

2.22 ERISA.

The acronym “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as such may be amended from time to time, and lawful regulations and pronouncements promulgated thereunder. Whenever a reference is made to a specific ERISA Section, such reference shall be deemed to include any successor ERISA Section having the same or similar purpose.

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2.23 401(k) Contributions.

The words “401(k) Contributions” shall mean contributions made to the Trust and Plan pursuant to a Participant’s salary reduction agreement in accordance with Article 4 hereof with respect to which the Participant does not make a Roth Contribution election pursuant to Section 4.3 of the Trust and Plan.

2.24 FMLA Leave.

The words “FMLA Leave” shall mean an Employee’s leave of absence which is designated by the Participating Company or an Affiliate as being taken pursuant to the Family and Medical Leave Act of 1993, as it may be amended from time to time, and lawful regulations and pronouncements promulgated thereunder.

2.25 RESERVED.

2.26 Highly Compensated Employee.

The words “Highly Compensated Employee” shall mean an Employee or a former Employee who is highly compensated for a Plan Year as described in Section 414(q) of the Code, which is hereby incorporated by reference, and who is described for informational purposes herein as an Employee during a Plan Year if either:

(a)	during the current Plan Year or the Look-Back Year, he was at any time a five percent (5%) or more actual or constructive owner of a Participating Company or any Affiliate; or

(b)

during the Look-Back Year, he received Testing Compensation from a Participating Company and all Affiliates greater than One Hundred Thirty Thousand Dollars ($130,000.00) (plus any increase for cost of living after January 1, 2020, as determined by the Secretary of the Treasury or his delegate).

A former Employee shall be considered to be highly compensated for a Plan Year if either such former Employee was a Highly Compensated Employee when such former

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Employee terminated his employment or such former Employee was a Highly Compensated Employee at any time after attaining age fifty-five (55).

For purposes of this Section, “Look-Back Year” shall mean the twelve (12) month period immediately preceding the current Plan Year; provided, however, that the Company may elect that the Look-Back Year be the calendar year ending with or within such twelve (12) month period. Any such election must be made with respect to all qualified retirement plans of the Participating Companies.

2.27 Hour or Hour of Service.

The word “Hour” or the words “Hour of Service” shall mean:

(a)

for any Employee who is categorized as non-exempt under the Fair Labor Standards Act, the actual number of hours for which he is directly or indirectly paid or entitled to payment by a Participating Company or any Affiliate for the performance of duties either as regular wages, salary or commissions, or for reasons other than the performance of duties such as vacation or holiday pay, and in either case, including payments pursuant to an award or agreement requiring a Participating Company or an Affiliate to pay back wages, irrespective of mitigation of damages. Hours of Service under this subsection shall be calculated and credited pursuant to Section 2530.200b-2(b) and (c) of the Department of Labor Regulations which are incorporated herein by reference.

(b)

for any Employee who is categorized as exempt under the Fair Labor Standards Act, the hours which are calculated and for which he is credited pursuant to the equivalencies set forth in Section 2530.200b-3(e)(iv) of the Department of Labor Regulations which are incorporated herein by reference and applied in accordance with the following provisions. With respect to any such Employee Hours of Service shall be calculated on the basis of months of employment whereby the Employee shall be credited with one hundred ninety (190) Hours of Service for each month in which the Employee would be required to be credited with at least one (1) Hour of Service.

Notwithstanding the foregoing,

(1)	no Employee shall be credited with more than 501 Hours of Service with respect to payments he receives or is entitled to

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receive during any single continuous period during which he performs no services for a Participating Company or any Affiliate (irrespective of whether he has terminated employment) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence;

(2)

no Employee shall be credited with Hours of Service with respect to payments he receives or is entitled to receive during a period when he performs no services for a Participating Company or any Affiliate under a plan maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation, disability insurance or Federal Social Security laws; and

(3)

no Employee or former Employee shall be credited with Hours of Service with respect to payments he receives or is entitled to receive under a pension benefit plan to which a Participating Company or any Affiliate has contributed during a period when he performs no services for a Participating Company or any Affiliate.

2.28 Investment Committee.

The words “Investment Committee” shall mean the Investment Committee of the Company, which Investment Committee currently consists of the Company’s:

(a)	Vice President and Treasurer; and

(b)	Vice President - Corporate Benefits & Risk Management.

2.29 Leased Person.

The words “Leased Person” shall mean any individual (other than a common law Employee of a Participating Company or an Affiliate) who, pursuant to an agreement between the Participating Company or any Affiliate and any leasing organization, has performed services for the Participating Company, an Affiliate or for related persons, as determined in accordance with Section 414(n)(6) of the Code, on a substantially full-time basis for a period of at least one (1) year, provided they are performed under the primary direction or control of the Participating Company or any Affiliate. Contributions or benefits provided on behalf of a Leased Person by

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the leasing organization which are attributable to services performed for the Participating Company shall be treated as provided by the Participating Company.

An individual shall not be considered a Leased Person if:

(a)	such person is covered by a money purchase pension plan which provides the following:

(1)

a nonintegrated employer contribution formula of at least ten percent (10%) of his compensation, as defined in Section 415(c)(3) of the Code, together with amounts contributed on his behalf pursuant to a salary reduction agreement which are excludable from the person’s gross income pursuant to Sections 125, 402(e)(3), 402(h)(1)(B) or 403(b) of the Code;

(2)	immediate participation in said money purchase pension plan; and

(3)	full and immediate vesting under said money purchase pension plan; and

(b)	Leased Persons do not constitute more than twenty percent (20%) of the workforce of the Participating Company and its Affiliates.

2.30 Limitation Year.

The words “Limitation Year” shall mean the twelve (12) month period ending on December 31 in each calendar year.

2.31 Military Service.

The words “Military Service” shall mean a period of interruption of the employment of an Employee caused by service in the uniformed services (as defined in Chapter 43 of Title 38, United States Code) by any individual if such individual is entitled to reemployment rights under such Chapter with respect to such service, but only if the individual is reemployed under such Chapter. If, for any reason other than his death, the Employee shall not have returned to employment prior to the expiration of, and in compliance with the terms and conditions of, such reemployment rights, his absence shall be deemed not to have been for

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Military Service and he shall be deemed to have terminated employment by reason of a quit on the last day he was an Employee prior to his service in the uniformed services. As used in this Section, the term “employment” means employment as an Employee, but excluding employment solely by reason of Military Service. Notwithstanding any provision of this Trust and Plan to the contrary, contributions, benefits and service credit with respect to Military Service will be provided in accordance with Section 414(u) of the Code.

2.32 Normal Retirement Date.

The words “Normal Retirement Date” shall mean the date upon which a Participant attains age sixty-five (65).

2.33 Participant.

The word “Participant” shall mean any Covered Employee who becomes a Participant in this Trust and Plan in accordance with Article 3 hereof. A person shall cease to be a Participant upon the date he ceases to be a Covered Employee; provided, however, that a former Participant who has a Termination of Employment shall be considered to be a Participant hereunder if the context so requires.

2.34 Participating Company.

The words “Participating Company” shall mean the Company and any Affiliate of the Company which is or shall become a Participating Company in this Trust and Plan pursuant to Article 22 hereof but only for periods while it is a Participating Company herein. In general, it is the intention of the Company that the Company and any U.S. Affiliate that is directly or indirectly one hundred percent (100%) owned by the Company shall be a Participating Company; provided, however, that any U.S. entity that is newly acquired by the Company or an

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Affiliate as an on-going business shall become a Participating Company only after the Company has taken specific action to add it as a Participating Company pursuant to Article 22.

2.35 RESERVED.

2.36 Plan Year.

The words “Plan Year” shall mean the calendar year.

2.37 Qualified Default Investment Alternative.

The words “Qualified Default Investment Alternative” shall have the same meaning as that set forth in Reg. §2550.404c-5(e).

2.38 Qualified Domestic Relations Order.

The words “Qualified Domestic Relations Order” shall mean a Domestic Relations Order which satisfies the requirements of Section 414(p)(1)(A) of the Code.

2.39 Related Employer.

The words “Related Employer” shall mean a corporation which would be defined as a member of a controlled group of corporations which includes a Participating Company or any business organization which would be defined as a trade or business (whether or not incorporated) which is under “common control” with a Participating Company within the meaning of Sections 414(b) and (c) of the Code, after substituting the phrase “more than fifty percent (50%)” for the phrase “at least eighty percent (80%)” each place that the latter phrase appears in Section 1563(a)(1) of the Code, and any member of an “affiliated service group,” as defined in Section 414(m) of the Code, which includes a Participating Company but, in each case, only during the periods any such corporation, business organization or member would be so defined.

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2.40 Restatement Date.

The words “Restatement Date” shall mean the date on which this Amendment and Restatement became effective, which date is January 1, 2020.

2.41 Roth Contributions.

The words “Roth Contributions” shall mean contributions made to the Trust and Plan pursuant to a Participant’s agreement in accordance with Article 4 hereof with respect to which the Participant makes a Roth Contribution election pursuant to Section 4.3 of the Trust and Plan.

2.42 Roth Non-Exclusion Period.

The words “Roth Non-Exclusion Period” shall mean, for a Participant, the period beginning on the earlier of:

(a)	the first taxable year for which such Participant made a Roth Contribution to this Trust and Plan; or

(b)

if rollover amounts were transferred directly from another qualified retirement plan to a Roth Account established for such Participant pursuant to Section 8.2 hereof, the first taxable year for which such Participant made a Roth Contribution to such other plan;

and ending on the later of:

(1)	the end of the fifth (5th) taxable year in the five (5) year period that includes the date specified in (a) or (b) above; and

(2)	the earlier of the Participant’s death, disability or attainment of age fifty-nine and one-half (59-1/2).

Notwithstanding the foregoing, in determining the “Roth Non-Exclusion Period” for an Alternate Payee eligible for a distribution from the Trust and Plan, such period shall end on the later of:

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(A)	the end of the fifth (5th) taxable year in the five (5) year period that includes the date specified in (a) or (b) above; and

(B)	the Alternate Payee’s attainment of age fifty-nine and one-half (59-1/2).

2.43 Shares.

The word “Shares” shall mean shares of the common stock of the Company.

2.44 Supplemental Agreement.

The words “Supplemental Agreement” shall mean any current or prior agreement adopted pursuant to Section 22.3 of the Trust and Plan (or a comparable Section of the Trust and Plan as in effect prior to the Restatement Date) which contains special provisions which may be applicable to some or all of the Employees of a Participating Company, either in addition to or in lieu of the provisions of the Trust and Plan.

2.45 Taxable Year.

The words “Taxable Year” shall mean the annual accounting period for Federal income tax purposes of each Participating Company as the same may change from time to time.

2.46 Termination Date.

The words “Termination Date” shall mean the date on which any Participating Company ceases to participate in this Trust and Plan.

2.47 Termination of Employment.

The words “Termination of Employment” shall mean for any Employee the occurrence of any one of the following events:

(a)	he is discharged by a Participating Company or any Affiliate unless he is subsequently reemployed and given pay back to his date of discharge;

(b)	he voluntarily terminates employment with a Participating Company or any Affiliate;

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(c)	he retires from employment with a Participating Company or any Affiliate;

(d)

he fails to return to work after exhaustion of his entitlement to an FMLA Leave, at the end of any leave of absence authorized by the Company, a Participating Company or any Affiliate, or within ninety (90) days following such Employee’s release from Military Service or within any other period following Military Service in which his right to reemployment with a Participating Company or any Affiliate is guaranteed by law, or within three (3) days after he has been recalled to work following a period of layoff;

(e)	he has been continuously laid-off by a Participating Company or an Affiliate for six (6) months;

(f)	he fails to return to work after the cessation of disability income payments under any sick leave or short term disability program of a Participating Company or any Affiliate;

(g)

if the stock or assets of the business unit by which the Employee is employed are sold to a person or entity which is not an Affiliate of the Company or are transferred to a joint venture which is not an Affiliate of the Company and this Trust and Plan is assumed by such person or entity, his Termination of Employment (as defined in subsections (a) through (f) above) with such person or entity; or

(h)

if the stock or assets of the business unit by which the Employee is employed are sold to a person or entity which is not an Affiliate of the Company or are transferred to a joint venture which is not an Affiliate of the Company and this Trust and Plan is not assumed by such person or entity, the date of sale of the stock or assets or the date of such transfer.

In the case of the occurrence of any event described in (d) or (e) of this Section, the date of such Employee’s Termination of Employment shall be deemed to be the first day of any such period of leave of absence, layoff or Military Service.

The foregoing provisions of this Section notwithstanding, for purposes of determining an Employee’s Continuous Service under Section 2.15 hereof, in the case of the occurrence of any event described in (d) or (e) of this Section, such Employee’s Termination of Employment shall be deemed to be the earlier of (i) the first anniversary of the first day of any

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such period of leave of absence, layoff, or Military Service, or (ii) the last day of any such period of leave of absence, layoff, or Military Service.

2.48 Testing Compensation.

The words “Testing Compensation” shall mean remuneration used for testing purposes under this Trust and Plan. The words “Testing Compensation” shall be interpreted according to their context and:

(a)	when used to determine:

(1)	whether the amounts allocated to Accounts comply with the limitations on allocations set forth in Section 415 of the Code, described in Article 19 hereof;

(2)	whether the amounts allocated to Accounts comply with the “amounts testing” requirements of Section 401(a)(4) of the Code; and

(3)	the identity of Highly Compensated Employees for purposes of the Trust and Plan;

Testing Compensation shall mean all amounts paid to a Participant as payment for services rendered by him to a Participating Company or any Related Employer which may be taken into account for purposes of determining limitations on Annual Additions and benefits under Section 415 of the Code and final regulations thereunder (specifically, the “simplified” safe harbor definition set forth in Reg. Sec. 1.415(c)-2(d)(2)). Testing Compensation shall include amounts paid by the later of two and one-half (2-1/2) months following the Termination of Employment or the end of the Limitation Year in which such Termination of Employment occurred, provided such amounts are regular compensation for services during the Participant’s regular working hours, compensation for services outside the Participant’s regular working hours (such as overtime or shift differentials) commissions, bonuses or other similar payments, and such amounts would have been paid if there had been no Termination of Employment. “Differential wage payments” (as described in Section 3401(a) of the Code) shall be included in Testing Compensation under this subsection (a);

(b)	when used to determine the top-heavy status of the Trust and Plan pursuant to Article 18 hereof, Testing Compensation shall mean all

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amounts paid to a Participant as payment for services rendered by him to a Participating Company or any Related Employer which may be taken into account for purposes of determining limitations on Annual Additions and benefits under Section 415 of the Code, just as described in (a) above, but adjusted to exclude remuneration from a Related Employer which is not a Participating Company or Affiliate; and

(c)

when used to determine satisfaction of the Deferral Percentage limit and the Contribution Percentage limit of Article 6 of this Trust and Plan, Testing Compensation shall mean “compensation” for such Plan Year as defined in Section 414(s) of the Code.

2.49 Trust and Plan.

The words “Trust and Plan” shall mean this instrument as originally executed and as it may be amended from time to time.

2.50 Trustee.

The word “Trustee” shall mean the Trustee of the Trust or, where applicable, the Trustee’s designated agent. As of June 1, 2018, the word “Trustee” shall mean Fidelity Management Trust Company and any successor Trustee or Trustees.

2.51 Valuation Date.

The words “Valuation Date” shall mean the date upon which the Trust and Plan’s assets are valued for purposes of allocating gains and losses among the investment funds and for determining the accrued benefit of each Accountholder. As of the Restatement Date, the words “Valuation Date” shall mean any day that the New York Stock Exchange is open for business or any other date chosen by the Administrator.

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ARTICLE 3

ELIGIBILITY AND PARTICIPATION

3.1 Prior Participants.

Each Covered Employee who was a Participant in this Trust and Plan immediately prior to the Restatement Date shall continue to be a Participant on and after the Restatement Date, provided he remains a Covered Employee.

3.2 Eligibility.

A Covered Employee shall be eligible to become a Participant when he has completed three (3) months of Continuous Service.

3.3 Entry Date.

Each Covered Employee who first meets the requirements for eligibility on or after the Restatement Date shall automatically become a Participant as of the first Entry Date coinciding with or next following the date he first meets the requirements for eligibility, provided that he is then still a Covered Employee of a Participating Company.

3.4 Rehired Participant.

In the event that the Company or a Participating Company shall reemploy a former Participant, such former Participant shall be eligible to become a Participant in this Trust and Plan on the first Entry Date coinciding with or next following his date of rehire, provided he is then a Covered Employee. In order to participate, a rehired Participant must make an affirmative election to participate and to make Elective Contributions to the Trust and Plan in accordance with the provisions of Section 4.1(a) hereof.

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3.5 Other Rehired Employees.

In the case of a Covered Employee who is rehired after a Termination of Employment, who had not become a Participant prior to such date of Termination of Employment, such Covered Employee shall be eligible to elect to participate in the Plan as of the first Entry Date following his date of rehire, provided he had previously met the requirements for eligibility set forth in Section 3.2 above.

3.6 Freeze of Participation by Bona Fide Residents of Puerto Rico.

Effective as of March 31, 2016, participation in the Trust and Plan by any Covered Employee who is a bona fide resident of Puerto Rico (the “Puerto Rico Participant”) shall be frozen, and no new Puerto Rico Participants shall be admitted to the Trust and Plan. Pursuant to the freeze, no further contributions shall be made with respect to any Puerto Rico Participant under any provision of the Trust and Plan (including but not limited to Articles 4, 5, 18, 20 or 23) for any period that begins after the last day of the last payroll period beginning in March, 2016. Nothing in this Section shall prevent the contribution in 2016 of any amounts owed under the Trust and Plan with respect to any Puerto Rico Participant for periods ending on or before the last day of the last payroll period beginning in March, 2016. Effective April 1, 2016 any Puerto Rico Participant will begin participation in a Puerto Rico qualified only plan.

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ARTICLE 4

ELECTIVE CONTRIBUTIONS

4.1 Elective Contributions; Automatic Deemed Election.

(a)

In General. Pursuant to uniform rules and procedures prescribed by the Administrator, a Covered Employee who is eligible to become a Participant may become a Participant by electing that a stated portion of his unpaid Compensation for a Plan Year be paid by a Participating Company to the Trustee hereunder and be treated as an Elective Contribution. A Participant’s election pursuant to this Section shall be made in such manner (including in writing, telephonically or electronically) as the Administrator shall determine. Any such election shall become effective as of a date determined in accordance with rules established by the Company in its sole discretion.

(b)

Automatic Deemed Election. Notwithstanding the foregoing and except as otherwise provided in a Supplemental Agreement, each Covered Employee who is eligible to become a Participant whose initial Date of Hire occurs on or after January 1, 2006 shall be deemed to have elected that, effective as of the first Entry Date on or after he meets such requirements, three percent (3%) of his unpaid Compensation for a Plan Year be paid by a Participating Company to the Trustee hereunder and treated as a contribution by the Participating Company, unless such Participant makes an affirmative election in accordance with subsection (a) above, or declines the automatic deemed election in accordance with Section 4.2 hereof.

(c)

Conditions for Election. A Participant’s election pursuant to subsection (a) above or automatic deemed election pursuant to subsection (b) above shall be made by means of a Compensation reduction arrangement and shall be conditioned upon:

(1)	his right to defer the imposition of Federal income tax on such deferred Compensation until a subsequent distribution of such amount under this Trust and Plan; and

(2)

the Participating Company’s right to deduct such amount for Federal income tax purposes after taking into account any contributions made by the Participating Company under Article 5 hereof and after taking into account any contributions made by the Participating Company under any other profit sharing, pension and stock bonus plans

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maintained by the Participating Company which meet the requirements of Section 401(a) of the Code.

Except as provided in (b) above, no Elective Contributions shall be made before the Participant’s election (or deemed election) regarding such contributions or in anticipation of a Participant’s election. In addition, no Elective Contributions shall be made with respect to a Participant’s performance of services before he actually performs the services or, if earlier, when Compensation is currently available. Notwithstanding the preceding rules, Elective Contributions may be made prior to such events if such contributions are made in order to accommodate bona fide administrative considerations.

4.2 Declining Automatic Deemed Election.

An eligible Covered Employee described in Section 4.1(b) may decline to participate in the Trust and Plan by so electing in such manner (including in writing, telephonically or electronically) as the Administrator may determine. Any such election not to participate must be made prior to his first Entry Date. In the event that such an eligible Covered Employee fails to make an affirmative election in accordance with Section 4.1(a) and also does not elect, pursuant to this Section, not to participate, he shall be deemed to become a Participant pursuant to Section 4.1(b) as of his first Entry Date and deemed to have elected that Elective Contributions be made on his behalf in the amount of three percent (3%) of his Compensation. Such Elective Contributions shall commence with the payroll period beginning with his first Entry Date. Such automatic Elective Contributions shall be 401(k) Contributions unless and until the Participant makes a contrary election under Section 4.3.

A Covered Employee who declines to participate pursuant to this Section shall not become a Participant in the Trust and Plan, shall not have any Accounts established on his behalf, and shall not be eligible to receive an allocation of any contribution made to the Trust and

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Plan by a Participating Company. Such an eligible Covered Employee may later elect to make Elective Contributions to the Trust and Plan in accordance with the provisions of Section 4.1(a) hereof.

4.3 Roth Contribution Designations.

A Participant who makes an election pursuant to Section 4.1(a), 4.5 or 4.6 hereof shall from time to time designate the portion of his Elective Contribution which shall be a 401(k) Contribution and the portion of such contribution which shall be a Roth Contribution, which election will be effective only with respect to Elective Contributions attributable to payroll periods beginning as soon as administratively reasonable after the date of such election. Elective Contributions made pursuant to a Participant’s deemed election under Section 4.1(b) above shall be deemed to be 401(k) Contributions; provided, however, that such a Participant may elect that future contributions be made as Roth Contributions in lieu of 401(k) Contributions in accordance with Section 4.6 hereof.

4.4 Amount of Elective Contributions.

A Participant’s Elective Contributions, made pursuant to Section 4.1 above (including a participant’s deemed election made pursuant to Section 4.1(b)), shall be equal to a stated whole percentage of his unpaid Compensation from such Participating Company for a Plan Year. The minimum and maximum stated percentage which may be designated by a Participant shall be determined by the Company in its sole discretion. As of the Restatement Date, the percentage limits hereunder shall be between one percent (1%) and fifty percent (50%).

4.5 Age 50 Catch-Up Contributions.

Any Active Participant who is eligible to make Elective Contributions to this Trust and Plan pursuant to Section 4.1 hereof and who has attained age fifty (50) or will attain

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age fifty (50) before the close of his taxable year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall be additional Elective Contributions, the amount of which shall be a stated percentage of the Participant’s Compensation and which shall not exceed the lesser of (i) the “applicable dollar amount” or (ii) the Participant’s Compensation for the Plan Year, reduced by any other elective deferrals (within the meaning of Section 402(g) of the Code) of the Participant for the Plan Year. For purposes of this Section, the “applicable dollar amount” shall be an amount determined annually by the Secretary of the Treasury in accordance with Section 414(v)(2)(C) of the Code ($6,500 in 2020).

Notwithstanding any other provision of this Trust and Plan to the contrary, catch-up contributions shall not be taken into account in applying:

(a)	the limits of Section 415 of the Code, which limits are primarily described in Article 19 hereof;

(b)	the limit of Section 402(g) of the Code, which limit is primarily described in Section 6.2 hereof;

(c)

the limits of Section 401(a)(30) of the Code and the Trust and Plan provisions implementing the requirements of Section 401(k)(3) of the Code, which limits and requirements are primarily described in Section 6.3 hereof;

(d)	the Trust and Plan provisions implementing the requirements of Section 416 of the Code for the Plan Year of contribution, which provisions are set forth in Article 18 hereof; and

(e)	the requirements of Section 410(b) of the Code for the Plan Year of contribution.

4.6 Retroactive Elective Contributions After Return From Military Service.

In the event that a Participant returns to employment with a Participating Company or an Affiliate immediately following a leave of absence due to Military Service and had failed to make Elective Contributions while on such leave of absence, the Participant may

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elect to make retroactive Elective Contributions relating to such period of Military Service, to the extent required by Section 414(u) of the Code. The period during which such Participant may make such retroactive Elective Contributions shall commence on his date of rehire and shall continue for a period which is the lesser of five (5) years following such date of rehire or three (3) times the Participant’s period of Military Service.

4.7 Changes in Elective Contributions.

Any election made pursuant to Section 4.1, 4.5 or 4.6 hereof shall be deemed a continuing election and shall remain in effect until revoked or amended by the Participant prior to the payroll date on which such revocation or amendment shall be effective, notwithstanding any changes in the amount of such Participant’s Compensation. Any revocation or amendment of an election shall be made in such form and manner (including in writing, telephonically or electronically) as the Administrator shall determine and shall be effective as soon as administratively feasible following such election.

4.8 Payment to Trustee.

All amounts paid by a Participating Company to the Trustee pursuant to Section 4.1, 4.5 or 4.6 hereof shall be paid not later than the date on which such amounts can reasonably be segregated from a Participating Company’s general assets. In any event, such amounts shall be paid to the Trustee not later than the fifteenth (15th) business day of the month following the month in which such amount would otherwise have been payable to the Participant in cash.

4.9 Allocation to Accounts.

Any amounts contributed by a Participating Company pursuant to a Participant’s election under Sections 4.1 (including an automatic deemed election under Section 4.1(b)

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hereof), 4.5 or 4.6 hereof shall be held by the Trustee as a part of the Trust Fund created under this Trust and Plan, and shall be specifically allocated to the following types of Accounts for the benefit of the Participant as of the date such amounts are received by the Trustee:

(a)	401(k) Contributions, including any catch-up contributions designated as 401(k) Contributions, shall be credited to a 401(k) Account; and

(b)	Roth Contributions, including any catch-up contributions designated as Roth Contributions, shall be credited to a Roth Account.

Amounts credited to a Participant’s 401(k) Account and Roth Account shall be invested and reinvested, valued and administered in accordance with the terms of this Trust and Plan, including but not limited to Article 7 hereof. Any amounts credited to a Participant’s 401(k) Account and Roth Account shall be fully vested and nonforfeitable at all times.

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ARTICLE 5

EMPLOYER CONTRIBUTIONS

5.1 Safe Harbor Matching Contributions.

For each payroll period, each Participating Company shall make a safe harbor matching contribution to this Trust and Plan on behalf of each Participant who is employed by such Participating Company who shall make Elective Contributions pursuant to Section 4.1 hereof at any time during such Plan Year. The amount of such contribution shall be an amount equal to:

(a)	one dollar ($1.00) for each one dollar ($1.00) in Elective Contributions contributed by such Participant up to three percent (3%) of his or her Compensation; and

(b)

fifty cents ($0.50) for each one dollar ($1.00) in Elective Contributions contributed by such Participant in excess of three percent (3%) of his or her Compensation, but not to exceed five percent (5%) of his Compensation.

Except as may be required by applicable law, matching contributions shall not be made on any catch-up contributions made pursuant to a Participant’s election under Section 4.5, even though such catch-up contributions may later be redesignated as regular Elective Contributions. A Participant who is a Highly Compensated Employee shall not be eligible to receive a safe harbor matching contribution pursuant to this Section 5.1 at any time he or she is eligible to receive matching contributions under any other plan maintained by the Company or any Affiliate and the compensation used for purposes of determining matching contributions of a Highly Compensated Employee under such other plan is not limited to compensation for the period in which the Highly Compensated Employee participates in such other plan.

In no event shall safe harbor matching contributions be made later than twelve (12) months after the close of the Plan Year for which they are made. No safe

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harbor matching contributions shall be made before the Participant’s election regarding the related Elective Contributions, before the Participant’s performance of services with respect to which the related Elective Contributions are made or before the related Elective Contributions are made. The Participating Companies shall continue to make safe harbor matching contributions hereunder until the Company revokes its election under this Section. The Trust and Plan may be amended during a Plan Year to reduce or suspend such safe harbor matching contributions with respect to future Elective Contributions provided that the requirements of Treasury Regulation Sections 1.401(k)-3(g) and 1.401(m)-3(h) are satisfied. For each Plan Year that this election is in effect, Sections 6.3 and 6.4 shall not apply.

5.2 Matching Contributions.

In the event that the Company shall revoke any election made pursuant to Section 5.1 hereof, each Participating Company may make matching contributions to the Trust and Plan on behalf of its Employees who make Elective Contributions to the Trust and Plan. The amount of such matching contributions shall be determined by the Company in its discretion from time to time and shall be announced to Participants. Such amount, if any, shall be a percentage of the amounts contributed to the Trust and Plan for each payroll period pursuant to such Participant’s election under Section 4.1 hereof (including an automatic deemed election under Section 4.1(b) hereof). No matching contributions shall be made pursuant to this Section 5.2 for any Plan Year in which a safe harbor matching contribution is made pursuant to Section 5.1 hereof. Except as may be required by applicable law, matching contributions shall not be made on any catch-up contributions made pursuant to a Participant’s election under

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Section 4.5, even though such catch-up contributions may later be redesignated as regular Elective Contributions.

5.3 Limitations on Matching Contributions.

Notwithstanding Section 5.2 above, no matching contribution that is not a safe harbor matching contribution shall be made in excess of the Contribution Percentage limit described in Section 6.4 hereof. Furthermore, no matching contributions shall be made with respect to any Elective Contribution made by a Participating Company pursuant to Section 4.1 due to a Participant’s election or deemed election thereunder to the extent such Participant’s

Elective Contributions are:

(a)	in excess of the dollar limit described in Section 6.2 hereof; or

(b)	if applicable, in excess of the Deferral Percentage limit described in Section 6.3 hereof.

No matching contributions shall be made before the Participant’s election (or deemed election) to make the related Elective Contributions or before the Participant performs the services upon which the related Elective Contributions are based (or before the Compensation is currently available, if earlier). Notwithstanding the preceding rules, matching contributions may be contributed prior to such events if such contributions are made in order to accommodate bona fide administrative considerations and are not paid early with a principal purpose of accelerating deductions.

5.4 Qualified Matching Contributions.

A Participating Company may make qualified matching contributions (as defined in regulations under Sections 401(k) and 401(m) of the Code) to the Trust and Plan for any Plan Year in an amount determined by the Company from time to time. The contributions, if any, shall be allocated to the Accounts of some or all of the Participants who are non-Highly

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Compensated Employees in such manner as the Company shall designate at the time any such contributions are made to the Trust and Plan. Notwithstanding the foregoing, in any Plan Year in which prior year testing is used to satisfy the provisions of Sections 6.3 or 6.4 hereof, qualified matching contributions must be contributed no later than the end of the Plan Year to which such qualified matching contributions apply.

5.5 Matching Contributions on Return from Military Service.

In the event that a Participant returns to employment with a Participating Company or any Affiliate immediately following a leave of absence due to Military Service and makes any retroactive Elective Contributions pursuant to Section 4.6, any matching contribution, safe harbor matching contribution or qualified matching contribution related to such retroactive Elective Contributions shall be made on such Participant’s behalf to the extent required by Section 414(u) of the Code.

5.6 Payment to Trustee.

The Participating Companies shall make the contributions specified in Sections 5.1, 5.2, 5.4 and 5.5 hereof to the Trustee in cash not later than the last day upon which the Participating Company may make a contribution under this Trust and Plan and secure under the Code a deduction of such contribution in the computation of its Federal income taxes for the Taxable Year for which such contribution is made. Notwithstanding the foregoing, the Participating Companies may make said matching contributions more frequently than annually, including but not limited to a payroll period, monthly, quarterly or semi-annual basis, and shall not be required to make any additional contribution at the end of any Plan Year based on a Participant’s annual Compensation.

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5.7 Crediting to Accounts.

Any amounts contributed by a Participating Company pursuant to this Article shall be held by the Trustee as a part of the Trust Fund created under this Trust and Plan and shall be specifically allocated to the following Accounts:

(a)	a safe harbor matching contribution, made pursuant to Section 5.1 or 5.5 hereof, shall be allocated to the Participant’s Safe Harbor Contribution Account;

(b)	a matching contribution, made pursuant to Section 5.2 or 5.5 hereof, shall be allocated to the Participant’s Match Account; and

(c)	a qualified matching contribution, made pursuant to Section 5.4 hereof, shall be allocated to the Participant’s Qualified Match Account;

and shall be invested and reinvested, valued and administered in accordance with the terms of this Trust and Plan. Contributions made pursuant to this Article shall be fully vested and nonforfeitable at all times.

5.8 Correction of Allocation Errors.

If, after the Participating Companies’ contributions have been made and allocated, it should appear that, through oversight or a mistake of fact or law, a Participant (or an Employee who should have been considered a Participant) who should have been entitled to share in such contribution, received no allocation or received an allocation which was less than he should have received, the Company may, at its election and in lieu of reallocating such contribution, make a special make-up contribution to the Account of such Participant in an amount which shall be sufficient to provide for him the same allocation to his Account as he should have received. Similarly, if a Participant received an allocation which exceeded the amount he should have received (or an Employee was inappropriately included in the Trust and Plan), the Company, at

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its election, may reallocate such contribution, offset other Participating Company contributions against such allocation or use such allocation to pay Trust and Plan expenses.

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ARTICLE 6

LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS

    6.1 Contributions Are Subject to Limitations.

The amount and allocation of contributions and the allocation of forfeitures under this Trust and Plan shall be subject to several limitations. Those limitations shall be as follows:

(a)	Elective Contributions made to the Trust and Plan pursuant to a Participant’s deferral election under Article 4 hereof shall be subject to the individual dollar limit described in Section 6.2 hereof;

(b)

Except for Plan Years in which a safe harbor matching contribution is made in accordance with Section 5.1 hereof, Elective Contributions made to the Trust and Plan pursuant to a Participant’s deferral election or deemed deferral election under Article 4 hereof plus, to the extent elected by the Company pursuant to regulations under Section 401(k)(3)(D) of the Code, matching contributions made to the Trust and Plan pursuant to Section 5.4 hereof, and not used to satisfy the Contribution Percentage limit set forth in Section 6.4 hereof, shall be subject to the Deferral Percentage limit set forth in Section 6.3 hereof;

(c)

Except for Plan Years in which a safe harbor matching contribution is made in accordance with Section 5.1 hereof, matching contributions made to the Trust and Plan plus, to the extent elected by the Company pursuant to regulations under Section 401(m)(3) of the Code, Elective Contributions not used to satisfy the Deferral Percentage limit set forth in Section 6.3 hereof, shall be subject to the Contribution Percentage limit set forth in Section 6.4 hereof;

(d)

Except to the extent otherwise provided under Section 404 of the Code, all contributions made pursuant to Article 4 and Article 5 of the Trust and Plan shall, in the aggregate, be subject to the deductibility limit set forth in Section 6.5 hereof; and

(e)	The allocation of all of the foregoing contributions shall, in the aggregate, be subject to the limitation on Annual Additions set forth in Article 19 hereof.

For purposes of this Article the rules and procedures set forth below in this Section shall apply:

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(1)

For purposes of determining the Deferral Percentage and the Contribution Percentage of a Highly Compensated Employee, all Elective Contributions and matching contributions, as applicable, allocated during a given Plan Year of this Trust and Plan to the accounts of any Highly Compensated Employee under all plans maintained by the Participating Companies or any Affiliate that are subject to Section 401(k) or 401(m) of the Code (other than those that may not be permissively aggregated) shall be determined as if such contribution amounts were made under a single plan or arrangement.

(2)

If this Trust and Plan and one or more other plans are aggregated for purposes of testing under Sections 401(a)(4), 401(k), 401(m) or 410(b) of the Code (other than Section 410(b)(2)(A)(ii) of the Code), the Actual Deferral Percentage Test and the Actual Contribution Percentage Test (as such terms are defined in regulations under Sections 401(k) and 401(m) of the Code) and any corrections related thereto shall be determined as if such plans were a single plan. Plans may be aggregated in order to satisfy Section 401(k) (or 401(m)) of the Code only if they have the same plan year and use the same method for satisfying the Actual Deferral Percentage Test (or the Actual Contribution Percentage Test, respectively). If any portions of this Trust and Plan are treated as mandatorily disaggregated for purposes of Sections 401(a)(4) or 410(b) of the Code, the Actual Deferral Percentage Test and the Actual Contribution Percentage Test (and any corrections related thereto) shall be determined as if such portions of the Trust and Plan constituted separate plans.

(3)

In the event of a plan coverage change as defined in Treasury Regulations Sections 1.401(k)-2(c)(4) or 1.401(m)-2(c)(4), then, to the extent required, adjustments to the average Deferral Percentage and the average Contribution Percentage of non-Highly Compensated Employees for the prior year shall be made in accordance with the regulations.

(4)

Except as otherwise provided herein, the Administrator may use any testing methodology permitted under the Code and regulations to apply the Actual Deferral Percentage Test and the Actual Contribution Percentage Test, including without limitation the special testing procedures under Sections 401(k)(3)(F) and 401(m)(5)(C) of the Code and Treasury Regulations Sections 1.401(k)-2(a)(1)(iii) and

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1.401(m)-2(a)(1)(iii) for plans permitting participation earlier than required under Section 410(a)(1)(A) of the Code.

    6.2 The Dollar Limit.

The amount of the Elective Contributions under Section 4.1. of the Trust and Plan with respect to the taxable year of a Participant made pursuant to the Participant’s deferral election (or deemed deferral election) plus similar amounts contributed on a similar basis by any other employer (whether or not related to a Participating Company) required by law to be aggregated with such contributions under this Trust and Plan shall not exceed the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent excess contributions are permitted under Section 4.5 of the Trust and Plan and Section 414(v) of the Code, if applicable.

In the event that the contributions made pursuant to Section 4.1 of the Trust and Plan for a Participant’s taxable year exceed such limit and cannot be recharacterized as catch-up contributions under Section 4.5, or in the event that the Administrator shall receive notice from a Participant by the March 1 next following the close of the Participant’s taxable year that the contributions on behalf of the Participant under Section 4.1 hereof together with similar contributions under plans of other employers shall have exceeded such limit, the Administrator shall cause the amount of excess contributions, together with any earnings allocable to such excess contributions, to be refunded to the Participant by the April 15th next following the receipt of such notice. The amount of any such refund shall be debited first to the Participant’s 401(k) Account and then, if necessary, to the Participant’s Roth Account.

    6.3 Deferral Percentage Limit.

This Section 6.3 shall not apply in any Plan Year in which the Trust and Plan qualifies as a safe harbor plan under Section 401(k)(12) of the Code. The Elective Contributions

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made for a Plan Year pursuant to an Active Participant’s deferral election (or deemed deferral election) under Section 4.1 hereof shall be limited so that the average Deferral Percentage (as defined in Section 6.7 hereof) for Highly Compensated Employees who are eligible to become Participants shall not exceed an amount determined based upon the average Deferral Percentage for Employees who are eligible to become Participants but are not Highly Compensated Employees, as follows:

(A)	(B)

Average Deferral Percentage for Active Participants who are not Highly Compensated	Limit on Average Deferral Percentage for Highly Compensated Active Participants

Less than 2%	2 times Column A

2% or more but less than 8%	Column (A) plus 2%

8% or more	1.25 times Column (A)

The Company will apply the provisions of this Section by using average Deferral Percentages for the preceding Plan Year for the Participants who are not Highly Compensated Employees, unless the Company changes such election in a manner permitted by applicable regulations or other applicable guidance provided by the Secretary of the Treasury.

    6.4 Contribution Percentage Limit.

This Section 6.4 shall not apply to matching contributions in any Plan Year in which the Trust and Plan qualifies as a safe harbor plan under Section 401(k)(12) of the Code. The contributions made for a Plan Year as matching contributions pursuant to Article 5 hereof which are not treated as qualified matching contributions used to satisfy the average Deferral Percentage test set forth in Section 6.3 above (if so elected by the Company as permitted by applicable law) shall be limited so that the average Contribution Percentage (as defined in

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Section 6.7 hereof) for Highly Compensated Employees who are eligible to become Participants shall not exceed an amount determined based upon the average Contribution Percentage for Employees who are eligible to become Participants but are not Highly Compensated Employees in accordance with the table set forth in Section 6.3 hereof.

The Company will apply the provisions of this Section by using average Contribution Percentages for the preceding Plan Year for the Participants who are not Highly Compensated Employees, unless the Company changes such election in a manner permitted by applicable regulations or other applicable guidance provided by the Secretary of the Treasury.

    6.5 Deductibility Limit.

In no event shall the amount of all contributions by a Participating Company pursuant to Article 5 hereof, other than any amounts contributed by such Participating Company to the Trustee pursuant to Participants’ elections (or deemed elections) under Article 4 hereof, exceed the maximum amount allowable as a deduction under Section 404(a)(3) of the Code or any statute of similar import, including the amount of any contribution carry forward allowable under said Section 404(a)(3) and taking into account Section 404(n) of the Code. The deductibility limitation shall not apply to contributions which may be required in order to provide the minimum contributions described in Article 18 for any Plan Year in which this Trust and Plan is top-heavy.

    6.6 Correcting Excess Contributions.

In the event that the limitations set forth in Sections 6.2, 6.3, or 6.4 shall be exceeded, the Administrator may, in addition to or in lieu of making qualified matching contributions to the Trust and Plan pursuant to Section 5.4 hereof, take action to reduce future contributions made pursuant to Sections 4.1, 5.1 and 5.2 hereof, as appropriate. Such action may

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include a reduction in the future rate of Elective Contributions pursuant to Section 4.1 hereof of any Participant who is a Highly Compensated Employee pursuant to any legally permissible procedure or reduction in matching contributions which would otherwise be made to the Trust and Plan on behalf of such Participant pursuant to Section 5.1 or 5.2 hereof. In the event that such action shall fail to prevent the excess, prior contributions made pursuant to Section 4.1 hereof, plus any income and minus any losses allocable thereto, shall, except as otherwise provided below, be distributed to the Participant on whose behalf such contribution was made. In the event that an affected Highly Compensated Employee has made both 401(k) Contributions and Roth Contributions pursuant to Article 4 hereof, the amount of any such refund shall be debited ratably from the Participant’s 401(k) Account and Roth Account.

In the event of a distribution of Elective Contributions, any Participating Company matching contribution related to such distributed Elective Contribution plus any income and minus any losses allocable thereto shall be forfeited by the affected Participants on a pro rata basis. Such matching contributions shall be returned to the Participating Company or shall be used to reduce Participating Company matching contributions for other Participants, as the Company shall elect, and the Match Account or Safe Harbor Contribution Account of such Participant shall be debited with the amount of such returned distribution.

In the event that distributions must be made in order to bring the Trust and Plan into compliance with Section 6.3 or 6.4 hereof, the Administrator shall reduce the dollar amount of deferrals of Participants who are Highly Compensated Employees in descending order, beginning with the Highly Compensated Employee(s) with the highest dollar amount of deferral, until such limitations have been satisfied to the extent required by law. Any adjustments made in Elective Contribution Accounts of Participants who are Highly Compensated Employees shall be

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made in a uniform manner for similarly situated Participants and shall be taken ratably from the Participant’s 401(k) Account and Roth Account.

For purposes of adjusting excess contributions under Section 6.2, 6.3 or 6.4 to take into account income and losses attributable thereto, the income or loss shall be adjusted in a manner permitted under Section 402(g), 401(k) or 401(m) of the Code, as applicable. Any adjustments made in Elective Contribution Accounts, Match Accounts and/or Safe Harbor Contribution Accounts shall be made in a uniform manner for similarly situated Participants.

    6.7 Definitions and Special Rules.

For purposes of this Article, the following definitions and special rules shall apply:

(a)

The “Deferral Percentage” for a Participant for any Plan Year shall equal the total of the Elective Contributions made on his behalf for such Plan Year pursuant to Section 4.1 hereof plus, to the extent the Company shall elect, as permitted by applicable law, all or a portion of the qualified matching contributions made on his behalf pursuant to Section 5.4 hereof as a percentage of his Testing Compensation for such Plan Year.

(b)

The “Contribution Percentage” for an active Participant for any Plan Year shall equal the Participating Company matching contributions made on his behalf for a Plan Year under Section 5.2 hereof and qualified matching contributions pursuant to Section 5.4 hereof which are not used to satisfy the average Deferral Percentage test set forth in Section 6.3 hereof as a percentage of his Testing Compensation for such Plan Year. In any Plan Year in which the Plan and Trust does not qualify as a safe harbor plan under Section 401(k)(12) of the Code, the Administrator, in its sole discretion exercised pursuant to regulations issued under Section 401(m)(6)(B) of the Code, may direct that the “Contribution Percentage” will be calculated by including Elective Contributions made on behalf of a Participant pursuant to Section 4.1 hereof which are not used to satisfy the average Deferral Percentage test as set forth in Section 6.3 hereof.

(c)	“Highly Compensated Employee” shall have the same meaning as that set forth in Section 2.26 hereof.

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ARTICLE 7

INVESTMENT FUNDS AND DIRECTION OF INVESTMENT

    7.1 Direction of Investments.

All Accountholders are currently permitted to direct the Trustee regarding the investment of their Accounts under the Trust and Plan in the investment funds and other investments designated by the Investment Committee from time to time, subject to the limitations hereinafter set forth in this Article, and communicated to the Accountholders. If the Investment Committee shall determine that the Trust and Plan should comply with the provisions of Section 404(c) of ERISA insofar as is practical, it shall direct that appropriate steps be taken in furtherance thereof.

    7.2 Investment Funds.

The investment funds which may be selected by the Investment Committee shall include, but not be limited to, the following:

(a)	Money Market Funds;

(b)	Mutual Funds;

(c)	Equity Funds;

(d)	Fixed Income Funds;

(e)	Any pooled investment fund established by a bank;

(f)	Any insurance company’s general account; and

(g)	Any special account established and maintained by any insurance company.

The Investment Committee shall have the sole discretion to determine the number of investment funds to be maintained hereunder and the nature of the funds and may change or eliminate the funds provided hereunder from time to time, except that if individual direction of investments continues to be permitted, and if compliance with Section 404(c) is to be pursued, the number of

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such funds shall not be less than three (3), and of the funds available, at least three (3) shall be diversified and have materially different risk and return characteristics, as determined by the Investment Committee.

    7.3 Procedures for Direction of Investment.

An Accountholder shall direct the investment of amounts contributed on his behalf in the investment funds described in Section 7.2 and in such other funds as may be established by the Investment Committee hereunder. Any such direction of investment shall be provided to the Trustee by the Accountholder in such form (written, telephonically or electronically) and at such times as the Administrator shall prescribe and with written or other confirmation in such form as the Administrator shall prescribe. Such individual’s investment selections shall be made in accordance with such other rules as are established by the Administrator from time to time in its sole discretion, including rules requiring that investment selections be made in percentage increments. Any rules established by the Administrator pursuant to this Section shall apply to all Accountholders in a uniform and nondiscriminatory manner.

In the event that an Accountholder does not direct the investment of amounts credited to his Accounts or if any such Accounts are entitled to receive proceeds from a class action lawsuit or to receive other amounts where subsequent to accruing but prior to receiving such right or interest, all amounts in the Accounts of the Accountholder have been distributed, such amounts shall be invested in a Qualified Default Investment Alternative designated by the Investment Committee.

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Notwithstanding anything to the contrary in this Article, the Investment Committee and the Trustee, as directed by the Investment Committee, may decline to follow any investment direction which, if implemented:

(a)	would not be in accordance with the Trust and Plan documents;

(b)	would cause the indicia of ownership of Trust and Plan assets to be maintained outside the jurisdiction of the United States District Courts;

(c)	would jeopardize this Trust and Plan’s tax-qualified status;

(d)	could result in a loss in excess of the balance of the Accountholder’s Accounts;

(e)	would cause this Trust and Plan to engage in:

(1)

a sale or exchange with a Participating Company or Affiliate (except as with respect to certain qualifying employer securities as defined in Section 407(d)(5) of ERISA which meet the requirements of Section 408(e) of ERISA and 29 CFR §2550.404c-1(d)(2)(ii)(E)(4));

(2)	a lease between this Trust and Plan and a Participating Company or Affiliate or a loan to a Participating Company or Affiliate;

(3)	acquisition or sale of real property of a Participating Company or Affiliate; or

(4)

acquisition or sale of securities of a Participating Company or Affiliate other than certain qualifying employer securities as defined in Section 407(d)(5) of ERISA which meet the requirements of Section 408(e) of ERISA and 29 CFR §2550.404c-1(d)(2)(ii)(E)(4);

(f)	would result in a prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA; or

(g)	would generate income taxable to this Trust and Plan.

    7.4 Change of Direction of Investment.

All directions as to the investment of his Accounts by an Accountholder shall be deemed to be continuing directions until they shall have been changed. An Accountholder may

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change his direction of investment at any time, but only in accordance with such rules and limitations thereon as the Administrator may establish in its sole discretion, including, without limitation, minimum percentages, the time and form of providing such directions, minimum periods of remaining in one or more of the investment funds and cut-off dates and times for making changes for all or certain of the investment funds. Each Accountholder shall indicate whether any change in investment direction shall apply only to contributions made to this Trust and Plan on his behalf following such change or whether such change shall also operate to change the investment of amounts already credited to his Accounts. If a procedure for daily change of investment is offered by the Administrator, such direction of investment may be changed on a daily basis, such change generally to be effective as of the day of change, but subject to reasonable administrative delays. Any such change in direction of investment shall be provided to the Administrator in such manner (including in writing, telephonically or electronically) as the Administrator shall determine. The procedures established by the Administrator by which direction of investments may be made by Participants need not be uniform for all groups of Participants.

    7.5 Transfer of Funds Between Investment Options.

If an Accountholder has made a proper change of investment direction pursuant to Section 7.4 hereof with respect to amounts already credited to his Accounts, the Trustee shall transfer amounts from one investment fund to another to accomplish such change of investment.

    7.6 Valuation of Investment Funds.

Any investment fund established pursuant to this Article shall be valued and adjusted according to the procedures set forth in Article 8 hereof as if the fund were a separate Trust Fund. It is intended that this Section operate to adjust each investment fund to reflect all

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income attributable to each such fund and changes in the value of each such fund’s assets, as the case may be, as of any Valuation Date.

    7.7 Maintenance of Company Stock Fund.

The Trustee shall maintain a Company Stock Fund within the Trust Fund for the investment of Elective Contributions an Accountholder elects to invest in Shares pursuant to Section 7.9 and any related safe harbor or matching contributions.

    7.8 Procedures for Direction of Investment in Company Stock Fund.

An Accountholder may direct the Trustee to invest up to twenty percent (20%) of his Elective Contributions and related safe harbor or matching contributions made to the Trust and Plan in the Company Stock Fund. An Accountholder may only invest in Shares through the Company Stock Fund for Elective and related safe harbor or matching contributions. All such directions shall be deemed to be continuing directions until they shall have been changed. Any such changes shall be made in accordance with the provisions of Sections 7.4 and 7.5 hereof. Amounts invested and held in the Company Stock Fund pursuant to this Section, shall be subject to the diversification requirements of Section 7.13 hereof.

    7.9 Investment of Company Stock Fund.

Subject to Section 7.12, the Company Stock Fund shall be invested exclusively in Shares, except that the Trustee may retain an amount of cash sufficient to pay out any fractional Shares or small Share balances which Participants may be entitled to on distribution of their Accounts. Any monies contributed by the Participating Companies or received pursuant to cash dividends paid on or cash distributions made with respect to Shares held by the Trustee shall be invested in Shares as soon as reasonably possible after their receipt. The Company shall not be obligated to sell any Shares to the Trustee, but may do so in the sole discretion of its

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stockholders or Board of Directors, as the case may be, out of authorized but unissued Shares, treasury Shares or Shares previously issued and reacquired by the Company. In order to ensure the availability of Shares for purchase by the Trustee, the Trustee may, at the direction of the Investment Committee, enter into an agreement to purchase Shares with, or acquire an option to purchase Shares from, such person or persons, including the Company, its directors or officers, as the Investment Committee shall select.

Notwithstanding the foregoing provisions of this Section, the Company Stock Fund shall be invested in Shares only while Shares (i) constitute “qualifying employer securities,” as such term is defined in Section 4975 of the Code and Section 407(d) of ERISA and (ii) are available. At any such time such investment may constitute more than ten percent (10%) of the fair market value of the assets of the Trust Fund and as much as one hundred percent (100%) of the fair market value of the assets of the Company Stock Fund.

    7.10 Voting Rights of Shares.

The Accountholders shall have the power to direct the Trustee on how to vote any Shares allocated to their Accounts with respect to a matter as to which a holder of record of Shares has the right to vote, as well as a ratable portion of the Shares allocated to Accountholders for which no vote was received, and the Trustee shall vote such Shares in accordance with the directions of the Accountholders. The following rules and procedures shall apply:

(a)

Each Accountholder to whose Account Shares have been allocated is, for purposes of such vote, hereby designated as a “named fiduciary” within the meaning of Section 402(a)(2) of ERISA with respect to the Shares allocated to his or her Account and to a pro rata portion of Shares which are allocated to Accountholders’ Accounts but for which no instructions were timely received by the Trustee.

(b)	Each Accountholder shall have the right, to the extent of the number of Shares allocated to his or her Account, to direct the Trustee as to the manner in which to vote such Shares. If the

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Accountholder timely directs the Trustee with respect to the voting of such Shares, the Trustee shall exercise the right to vote such Shares in accordance with such direction. All such directions shall be conveyed to the Trustee in such manner as is determined by the Administrator.

(c)

With respect to Shares allocated to the Accounts of Accountholders as to which no instructions were timely received by the Trustee, each Accountholder shall have the right to direct the Trustee with respect to the vote of a portion of such unvoted Shares. Specifically, such direction shall relate to the number of Shares held in the Trust and Plan for which no instructions were received multiplied by a fraction, the numerator of which is the number of Shares allocated to the voting Accountholder’s Account for which instructions were timely given to the Trustee and the denominator of which is the total number of Shares allocated to the Accounts of all Accountholders for which timely directions were provided to the Trustee.

(d)

At the time voting rights are to be exercised, the Company shall timely distribute or cause to be distributed to each Accountholder proxy materials, notices and information statements, which materials generally shall be the same as those provided to the Company’s shareholders.

    7.11 Tender or Exchange Offer for Shares.

The provisions of this Section shall apply in the event that a tender or exchange offer, including, but not limited to, a tender offer or exchange offer within the meaning of the Securities Exchange Act of 1934, as amended, for Shares is commenced by a person or persons. The Accountholders shall have the power to direct the Trustee on whether to tender or exchange any Shares allocated to their Accounts in connection with a tender offer or exchange offer for Shares, as well as a ratable portion of the Shares allocated to Accountholders for which no direction was timely received, and the Trustee shall tender or exchange such Shares in accordance with the directions of the Accountholders. The following rules and procedures shall apply:

(a)	Each Accountholder to whose Account Shares have been allocated is, for purposes of any tender offer or exchange offer, hereby

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designated as a “named fiduciary” within the meaning of Section 402(a)(2) of ERISA with respect to the Shares allocated to his or her Account and to a pro rata portion of Shares which are allocated to Accountholders’ Accounts but for which no instructions were timely received by the Trustee.

(b)

Each Accountholder shall have the right, to the extent of the number of Shares allocated to his or her Account, to direct the Trustee as to the manner in which to respond to a tender offer or exchange offer. If the Accountholder timely directs the Trustee with respect to the tender or exchange of Shares held in his or her Accounts, the Trustee shall respond as directed with respect to such Shares. All such directions shall be conveyed to the Trustee in such manner as is determined by the Administrator.

(c)

With respect to Shares allocated to the Accounts of Accountholders as to which no instructions were timely received by the Trustee, each Accountholder shall have the right to direct the Trustee as to how to respond to such tender offer or exchange offer with respect to a portion of such undirected Shares. Specifically, such direction shall relate to the number of Shares for which no instructions were received multiplied by a fraction, the numerator of which is the number of Shares allocated to the voting Accountholder’s Account for which instructions as to how to respond to the tender or exchange offer were timely given to the Trustee and the denominator of which is the total number of Shares allocated to the Accounts of all Accountholders for which timely directions as to how to respond to such tender offer were provided to the Trustee.

(d)

The Company shall timely distribute or cause to be distributed to each Accountholder such information as will be distributed to shareholders of the Company in connection with such tender offer or exchange offer.

    7.12 Interim Investments.

Pending investment in Shares pursuant to Section 7.9, the Trustee may invest and reinvest any monies received by it in short-term money market investments including short-term corporate, individual or government obligations, whether secured or unsecured, time or savings deposits of the Trustee or any parent or affiliate thereof if such deposits bear a reasonable rate of interest or of any bank, trust company, or savings and loan institution, which deposits may, but

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need not be, guaranteed by the Federal Deposit Insurance Corporation, or in shares of any Regulated Investment Company, in units of any common trust fund or in partnership interests of any partnership which Regulated Investment Company, common trust fund or partnership invests in such short-term money market instruments and deposits.

    7.13 Diversification Of Investments.

An Accountholder may elect to sell some or all of the Shares, if any, credited to his Company Stock Fund at any time and to direct the investment of the proceeds from such sale into any other investment fund established hereunder. Any such direction shall be made in accordance with the provisions of this Article 7. Accountholders may not elect to invest in Shares in any investment fund hereunder except as permitted in Section 7.8 above. Accountholders may not elect to transfer amounts from other investment funds into the Company Stock Fund.

    7.14 Distribution In Cash Or In Shares.

Distributions from an Accountholder’s Match or Safe Harbor Contribution Account, 401(k) Account and Roth Account shall be made in cash except that to the extent such Accounts are invested in Shares at the time of distribution, the Accountholder may elect to receive such Shares; provided, however, that fractional Shares shall be distributed in cash.

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ARTICLE 8

ACCOUNTS

    8.1 Maintenance of Existing Accounts.

Accounts being maintained by the Trustee immediately prior to the Restatement Date shall continue to be maintained under the Trust and Plan as amended and restated herein.

    8.2 Establishment of Accounts.

Upon an Employee’s becoming a Participant, the Administrator shall notify the Trustee and provide the Trustee with such information concerning said Participant as the Trustee may require. At such time as a Participant makes an Elective Contribution pursuant to Section 4.1 hereof, the Trustee shall establish an Elective Contribution Account (which Account shall be further designated as a 401(k) Account and/or Roth Account, as applicable), a Match Account and, provided that the Company has made an election pursuant to Section 5.1 and said election has not been revoked, a Safe Harbor Contribution Account on behalf of such Participant. At such time as a qualified matching contribution is made on behalf of a Participant pursuant to Section 5.4 hereof, the Trustee shall establish a Qualified Match Account on behalf of such Participant. At such time as a Participant has amounts transferred to this Trust and Plan pursuant to Article 20 hereof, the Trustee shall establish a Rollover Account (which Account shall be further designated as a 401(k) Account and/or Roth Account, as applicable) on behalf of such Participant. In the event that a qualified retirement plan is merged into the Trust and Plan, the Trustee shall establish Prior Plan Accounts, as necessary, to hold and account for the transferred assets. The Trustee may establish sub-accounts within such Accounts, as the Trustee, in its sole discretion deems necessary.

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    8.3 Crediting and Debiting of Accounts.

The said Accounts shall be credited with contributions in the amounts specified in Article 4 and Article 5 hereof, shall be credited or debited with the income, gains or losses of the Trust Fund pursuant to this Article, and shall be debited with the amount of any withdrawals or distributions made from such Accounts pursuant to Article 9, Article 10, Article 11 or Article 12 hereof. All such credits and debits to an Accountholder’s Accounts shall be made as of the dates specified in the appropriate Sections of this Trust and Plan.

    8.4 Valuation of Assets.

As of each Valuation Date the Trustee shall value all assets of the Trust Fund. The Trustee shall use the fair market values of securities or other assets in making said determination. The Trustee shall then subtract from the total value of the assets of said Trust Fund the total of all amounts credited to all Accounts in the Trust Fund as of the immediately preceding Valuation Date. Each such Account shall be credited with that portion of the excess of the value of the total assets of the Trust Fund over the total of all amounts credited to all such Accounts which bears the same relationship to the total of such excess as (a) bears to (b), where:

(a)	equals the amount credited to said Account as of the immediately preceding Valuation Date; and

(b)	equals the total amounts credited to all said Accounts as of the immediately preceding Valuation Date.

The amount credited to each Account shall be reduced in similar proportion in the event the total of all Accounts as of said preceding Valuation Date exceeds the total value of all assets of the Trust Fund as of said Valuation Date. It is intended that this paragraph operate to distribute among all such Accounts in the Trust, all income of the Trust Fund and changes in the value of the Trust Fund’s assets, as the case may be. The Administrator and the Trustee may adopt such rules as they deem appropriate to credit Elective Contributions and matching contributions or

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other contributions which were received periodically through the valuation period with an appropriate percentage of the income, gains and losses of the Trust Fund’s assets.

Notwithstanding the foregoing provisions of this Section, if the assets of the Trust Fund are invested either with an institutional Trustee or with an Investment Manager or other professional money manager which maintains a procedure for allocating investment earnings and losses to Accounts utilizing the fair market value of assets, the Trustee may direct that such method be used in lieu of the procedures hereinbefore described.

    8.5 Valuation of Investment Funds.

If separate investment funds have been established under Article 7 hereof, the Trustee shall proceed as described in Section 8.4 above but on an investment fund by investment fund basis. It is intended that this Section operate to distribute among all Accounts invested in a particular investment fund all income of such fund allocable to the Trust and changes in the value of the fund’s assets, as the case may be. The adjustments in the amounts credited to such Accounts shall be deemed to have been made as of said Valuation Date.

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ARTICLE 9

HARDSHIP AND IN-SERVICE WITHDRAWALS

    9.1 Hardship Distributions.

Subject to uniform rules and procedures as the Administrator may prescribe, in case of Hardship, a Participant may apply to the Administrator for a Hardship distribution. Any application for Hardship withdrawals made pursuant to this Article shall be made in such manner (including in writing, telephonically or electronically) as the Administrator may determine.

For purposes of this Section, a distribution shall be on account of Hardship only if the distribution is made on account of an immediate and heavy financial need, described in Section 9.2 below, and is necessary, as described in Section 9.3 below, to satisfy such need. Such distribution may be made only from amounts specified in Section 9.4 below.

    9.2 Hardship Defined.

As used in Sections 9.1 through 9.9, the term “Hardship” shall mean an immediate and heavy financial need of the Participant only if the distribution is on account of:

(a)

expenses for (or necessary to obtain) medical care that would be deductible under Section 213(d) of the Code (determined without regard to whether the expenses exceed seven and one-half percent (7.5%) of the Participant’s adjusted gross income);

(b)	purchase (excluding mortgage payments) of a principal residence for the Participant;

(c)

payment of tuition, related educational fees and room and board expenses for up to the next twelve (12) months of post-secondary education for the Participant, his or her spouse, children, or dependents (as defined in Section 152 of the Code without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B));

(d)	the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence;

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(e)	payment of funeral or burial expenses for the Participant’s deceased spouse, parent, child or dependent (as defined in Section 152 of the Code without regard to Section 152(d)(1)(B));

(f)

payment of expenses to repair damage to the Participant’s principal residence that would qualify for a casualty loss deduction under Section 165 of the Code (determined without regard to whether the loss exceeds ten percent (10%) of the Participant’s adjusted gross income);

(g)	any other circumstances or events as may be prescribed by the Secretary of the Treasury or his delegate pursuant to Section 401(k)(2)(B)(i)(VI) of the Code; or

(h)

payment of expenses incurred by the Participant on account of a disaster declared by the Federal Emergency Management Agency (FEMA), provided the Participant’s principal residence or principal place of employment at the time of the disaster was located in an area designated by FEMA for individual assistance with respect to the disaster.

    9.3 Determination of An Amount Necessary to Satisfy Hardship.

A distribution will be deemed necessary to satisfy a Hardship of a Participant only if all of the following requirements are satisfied:

(a)

the distribution is not in excess of the amount of the immediate and heavy financial need of the Participant, including any amounts necessary to pay any Federal, state or local income taxes or penalties reasonably anticipated to result from such distribution; and

(b)

the Participant has obtained all distributions, other than Hardship distributions currently available under all plans maintained by the Participating Companies or any Affiliate, provided that such distributions do not increase the financial need of the Participant.

In addition, in determining whether a distribution is necessary to satisfy a Hardship, the Administrator and the Participating Companies may reasonably rely upon a Participant’s representation that the need cannot be satisfied from other resources available to him or her unless any Participating Company has actual knowledge to the contrary, that the need cannot be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of

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assets, by other currently available distributions under plans of the Participating Companies or any other employer, or by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need.

    9.4 Permitted Hardship Distributions.

If the Administrator determines that the criteria set forth above are satisfied with respect to a Participant, it may order a distribution of all or a portion of the sum of:

(a)	such Participant’s Match Account (other than amounts attributable to qualified matching contributions), Prior Plan Accounts and any Rollover Accounts then held for his benefit; plus

(b)	the aggregate of the amounts credited to his 401(k) Account plus earnings thereon, if any, on all such contributions; plus

(c)	the lesser of:

(1)	the amount of Roth Contributions made to such Participant’s Roth Account minus any previous withdrawals made from such Participant’s Roth Account; and

(2)	the amount credited to such Participant’s Roth Account on the date of such distribution.

Amounts shall be taken ratably from all Accounts. Amounts credited to a Participant’s Safe Harbor Contribution Account are not available for Hardship distributions pursuant to this Article 9.

    9.5 In-Service Withdrawals.

Subject to such reasonable and uniform rules and procedures as the Administrator may prescribe, a Participant may, at any time, withdraw:

(a)	all or a part of the amounts credited to his Rollover Account; and

(b)	all or part of the amounts attributable to after-tax contributions that are credited to any Prior Plan Account established pursuant to Section 8.2.

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A request for a withdrawal hereunder shall be made in such manner (including in writing, telephonically or electronically) as the Administrator shall determine.

    9.6 Age 59-1/2 Withdrawals.

Subject to uniform rules and procedures as the Administrator may prescribe, a Participant who has attained age fifty-nine and one-half (59-1/2) may withdraw all of his Account balance under the Trust and Plan; provided, however, that except as may be provided by Section 9.1, a Participant, during his employment, may not withdraw, pursuant to this Section 9.6, any amounts credited to his Roth Account until the later of: (i) his attainment of age fifty-nine and one-half (59-1/2); or (ii) the end of the Participant’s Roth Non-Exclusion Period. A request for a withdrawal hereunder shall be made in such manner (including in writing, telephonically or electronically) as the Administrator shall determine. A Participant may not recontribute any amount withdrawn from his Roth Account.

    9.7 Method of Distribution.

If the Administrator orders a Hardship distribution, an in-service distribution, a distribution on account of the Participant’s attainment of age fifty-nine and one-half (59-1/2) or any other distribution permitted under this Article, such distribution shall be made in a lump sum. Hardship distributions shall be made from a Participant’s Accounts on a pro rata basis. Amounts distributed to a Participant under this Article shall be debited to the appropriate Account as they are paid. Any such distribution shall be subject to applicable withholding requirements of Section 3405(c) of the Code.

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    9.8 Administration of Hardship, In-Service and Age 59-1/2 Distribution Provisions.

Neither the application for nor payment of any distribution in accordance with this Article shall have the effect of terminating a Participant’s participation in the Trust and Plan. The Administrator may prescribe the use of such forms, conduct such investigation, and require the making of such representations and warranties, as it deems desirable to carry out the purpose of the Hardship, in-service and age fifty-nine and one half (59-1/2) withdrawals pursuant to this Article. Any withdrawals made pursuant to this Article may not be repaid to the Trust and Plan.

    9.9 Spouse’s Consent.

No Hardship, in-service or age fifty-nine and one-half (59-1/2) distribution may be made hereunder unless the Participant’s spouse, if any, consents in the manner set forth in Section 24.5 hereof if such consent is required under Section 24.6 hereof.

    9.10 Qualified Reservist Distribution.

Notwithstanding anything herein to the contrary, any Participant who is a member of a reserve component, as defined in 37 U.S.C. Section 101, and is ordered or called to active duty for a period in excess of 179 days or for an indefinite period, may elect to receive a qualified reservist distribution, as such term is defined in Section 72(t)(2)(G).

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ARTICLE 10

LOANS

10.1 Loan Administration and Applications.

The following persons may apply to the Administrator for a loan from the Trust and Plan:

(a)

a Participant, including any Employee who has become an inactive Participant due to his no longer being a Covered Employee (but, subject to subsection (b) below, not including any person who has become a former Participant due to his having incurred a Termination of Employment);

(b)	a Covered Employee who has amounts rolled over to the Trust and Plan pursuant to Section 20.1 hereof but who has not yet met the eligibility requirements of Section 3.2 hereof; and

(c)	a former Participant who is a “party in interest” within the meaning of Section 3(14) of ERISA.

Any such loan shall not be made available to Highly Compensated Employees in an amount greater than that made available to persons who are not Highly Compensated Employees. If the Administrator determines that such borrower (and proposed loan) satisfies the requirements set forth below for loan approval, the Administrator shall direct the Trustee to make a loan to such borrower from his 401(k) Account, Match Account, Prior Plan Accounts, Rollover Account and/or Roth Account.

10.2 Amount of Loan.

The amount of any such loan shall be determined by the Administrator; provided, however, that any such loan shall not, when combined with outstanding loans previously made from this Trust and Plan and loans made under other qualified retirement plans, if any, maintained by the Company or any Affiliate, cause the aggregate amount of all such loans to such borrower to exceed the lesser of (a) or (b) below, where:

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(a)	equals one-half (1/2) of the amounts credited to the borrower’s Accounts under this Trust and Plan; and

(b)	equals Fifty Thousand Dollars ($50,000.00) reduced by the remainder, if any, of:

(1)

the highest outstanding balance of loans to such borrower from this Trust and Plan and all other qualified retirement plans maintained by the Company and its Affiliates during the twelve (12) month period preceding the date on which the loan is to be made; minus

(2)	the outstanding balance of loans to such borrower from the plans on the day the loan is to be made.

10.3 Loan Administration.

The following additional provisions shall be applicable to the loan program under this Trust and Plan:

(a)

Loan Program Administration. The loan program under the Trust and Plan shall be administered by the Administrator, in accordance with uniform rules and procedures as the Administrator may prescribe, including the following:

(1)	each borrower is limited to no more than one (1) loan outstanding at one (1) time;

(2)	a borrower cannot consolidate a new loan with an existing loan to meet the one (1) loan requirement described above in subsection (a)(1) above;

(3)	a borrower shall be limited to one (1) loan in any twelve (12) month period; and

(4)	the amount of any such loan shall not be less than one thousand dollars ($1,000.00).

(b)	Loan Application Procedure. Each borrower shall apply for a loan in such manner (including in writing, telephonically or electronically) as the Administrator shall determine.

(c)	Basis for Approval or Denial of Loans. Loans will be approved only if:

(1)	the Administrator believes the borrower intends to repay the loan in accordance with its terms; and

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(2)	the borrower’s spouse, if any, consents in the manner set forth in Section 24.5 hereof if such consent is required under Section 24.6 hereof; and

(3)	the amount of such loan shall not be in excess of the amounts credited to the borrower’s Accounts listed in Section 10.1 and shall be made exclusively from such Accounts; and

(4)	the loan satisfies the requirements of Section 10.4 below.

10.4 Terms and Conditions of Loans.

Any loan made pursuant to this Article shall be made solely from the Account or Accounts of the borrower and shall be subject to the following terms and conditions:

(a)	Interest. Interest shall be charged at a reasonable rate, comparable to the rate charged by a commercial lender for a similar loan.

(b)

Loan Term and Repayment Schedule. The term of any loan shall be arrived at by mutual agreement between the borrower and the Administrator but shall not exceed five (5) years. All loans shall provide for the substantially level amortization of the loan, with payments not less frequently than quarterly, over the term of the loan; provided, however, that the terms of the loan may permit a borrower a grace period of up to one (1) year from such repayments while such borrower is on an unpaid leave of absence from a Participating Company. Participants who have a Termination of Employment shall, within an administratively reasonable period established by the Administration, pursuant to nondiscriminatory rules, pay the balance of their outstanding loans hereunder. In the event such a Participant does not pay the balance of his outstanding loan, such Participant shall be in default in accordance with the provision of (f) below.

Notwithstanding anything contained herein to the contrary, loan payments may be suspended under this Trust and Plan to the extent permitted under Section 414(u) of the Code.

The Administrator may make such additional, nondiscriminatory rules regarding loan repayments as it deems necessary or appropriate for any reason, including the efficient administration of this Trust and Plan, including early repayments and any restrictions relating thereto.

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(c)

Segregation of Accounts. If an individual borrows money from the Trust and Plan, his Accounts, to the extent of such borrowing, shall be deemed segregated for investment purposes. The note representing such loan and the borrower’s Accounts, to the extent of such borrowing, shall not be taken into account in the valuation of the Trust and Plan pursuant to Article 8 hereof.

(d)

Repayment Procedures. Repayment of any loan made to an Employee shall be by payroll deduction unless another procedure is agreed to by the Administrator and the Employee. Repayment of any loan made to a borrower who is described in Section Error! Reference source not found. above shall be made as mutually agreed by the Administrator and such borrower.

(e)

Documentation and Collateral. Each borrower shall indicate his acceptance of the terms of the loan in such manner as the Administrator shall determine. Executing on, endorsing or depositing the check representing the loan proceeds shall automatically constitute acceptance of the terms of the loan and evidence the borrower’s obligation to repay the loan in accordance with its terms. Each loan shall bear interest payable to the order of the Trustee and shall be supported by adequate collateral. Such collateral shall consist of (i) an amount not to exceed fifty percent (50%) of the amounts credited to the borrower’s Accounts, and (ii) other property, if necessary, of sufficient value to adequately secure the repayment of the loan. The Administrator may require such other and further documentation as it deems appropriate.

(f)

Default. The Administrator may declare a borrower to be in default if he fails to make any payment of principal or interest when due, if he fails to make a required payment after a permitted one (1) year grace period, as provided in subsection (b) above, if his collateral becomes inadequate to secure the loan and he does not provide substitute collateral satisfactory to the Administrator within ten (10) days after a request therefor by the Administrator, or if he fails to repay in full the entire outstanding balance of the principal and interest accrued on such loan within sixty (60) days after the later of his Termination of Employment or, if applicable, on the date he receives his last payroll installment of severance pay, unless he remains a “Party in Interest” within the meaning of Section 3(14) of ERISA. In the event the Administrator declares a borrower to be in default, his loan shall be accelerated, and:

(1)

if his collateral security in this Trust and Plan is adequate to cover all or part of the outstanding principal and interest, and if distribution of such amount would not, in the opinion of the Administrator, put at risk the tax qualified status of

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the Trust and Plan or the Plan’s status as a 401(k) plan, the Trustee shall execute upon such Trust and Plan collateral.

(2)

if his collateral security in this Trust and Plan is not adequate to cover all of the outstanding principal and interest, or if execution upon such collateral would, in the opinion of the Administrator, put at risk the tax qualified status of the Trust and Plan or the Plan’s status as a 401(k) plan, the Trustee shall commence appropriate collection actions against the borrower to recover the amounts owed.

Expenses of collection, including legal fees, if any, of any loan in default shall be borne by the borrower or his Accounts under this Trust and Plan.

10.5 Payment of Prior Loans.

Notwithstanding the foregoing provisions of this Article, in the event the proceeds of any loan made hereunder shall be used directly or indirectly to pay off any obligations under a prior loan made hereunder, the term of the more recent loan shall not extend beyond the period of repayment under the prior loan. For purposes of this Section, the Administrator shall be able to rely on a certification by the borrower as to the use of the new loan’s proceeds.

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ARTICLE 11

RETIREMENT OR TERMINATION OF EMPLOYMENT

11.1 Right to Benefit Upon Retirement or Termination of Employment.

In the event of the Termination of Employment of a Participant for any reason other than death, he shall be entitled to receive a distribution of the amounts credited to Accounts held on his behalf. Any amounts distributable to a retired or former Participant shall be distributed in accordance with the rules and procedures set forth in Article 13 hereof. A Participant’s change of status from an Employee to a Leased Person shall not constitute a Termination of Employment for purposes of determining eligibility for benefits pursuant to this Article 11.

11.2 Commencement of Distributions.

Amounts credited to a terminated Participant’s Accounts shall be distributed to him in accordance with the rules and procedures set forth in Article 13 hereof, as of the dates set forth below:

(a)

if the value of his Accounts at the time of distribution does not exceed Five Thousand Dollars ($5,000.00), the distribution shall be made within an administratively practicable time following his Termination of Employment or death in accordance with the terms of Section 13.6; or

(b)

if the value of his Accounts at the time of distribution exceeds Five Thousand Dollars ($5,000.00), then unless the Participant or his Beneficiary elects to defer such distribution in accordance with Section 13.1 hereof, distribution shall be made no later than:

(1)

except as otherwise required by Section 13.4, within an administratively practicable time following the close of the Plan Year in which occurs the later of his attainment of his Normal Retirement Date or his Termination of Employment, but not later than sixty (60) days following the close of such Plan Year, or

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(2)	as of such earlier date as the Participant or his Beneficiary shall request, but not earlier than within an administratively practicable time following his Termination of Employment.

Except as provided in Section 13.6, the failure of a Participant (and, if applicable, under Section 24.6 hereof, his spouse) to consent to a distribution shall be deemed to be an election to defer distribution.

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ARTICLE 12

DEATH BENEFITS

12.1 Death in Service.

In the event of the Termination of Employment of a Participant by reason of his death, his designated Beneficiary shall be entitled to receive a distribution in an amount equal to the amounts then credited to the Accounts held for his benefit. Unless the Beneficiary elects to defer such distribution until a later date pursuant to Section 13.1 hereof, such amounts shall be distributed as soon as reasonably possible following the Participant’s death, but not later than sixty (60) days after the close of the Plan Year in which occurs the date of death. Such distribution shall be made in accordance with the provisions of Article 13 hereof.

12.2 Death Prior to Distribution of Benefits.

In the event of the death of a retired or terminated Participant, a Beneficiary or (to the extent provided pursuant to a relevant Qualified Domestic Relations Order) an Alternate Payee prior to the date distribution has been made to him, his designated Beneficiary shall be entitled to receive a distribution of the amounts credited to his Accounts. Unless the Beneficiary elects to defer such distribution until a later date pursuant to Section 13.1 hereof, such amounts shall be distributed as soon as reasonably possible following the Participant’s death, but not later than sixty (60) days after the close of the Plan Year in which occurs the date of death. Such distribution shall be made in accordance with the provisions of Article 13 hereof.

12.3 Death After Distribution of Benefits.

In the event of the death of a retired or terminated Participant, Beneficiary or Alternate Payee after the date all amounts hereunder have been distributed to him, no benefits shall be payable to his Beneficiary.

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12.4 No Beneficiary Designation.

Unless a Participant, former Participant, Beneficiary or (to the extent provided pursuant to a relevant Qualified Domestic Relations Order) Alternate Payee has designated a death Beneficiary in accordance with the provisions of Section 12.5 hereof, his death Beneficiary shall be deemed to be the person or persons in the first of the following classes in which there are any survivors of such Participant:

(a)	his spouse at the time of his death;

(b)	his issue, per capita;

(c)	his parents; and

(d)	the executor or administrator of his estate.

12.5 Designation of Beneficiary.

In lieu of having the amounts distributable pursuant to this Article distributed to a death Beneficiary determined in accordance with the provisions of Section 12.4 hereof, a Participant, former Participant, Beneficiary or (to the extent provided pursuant to a relevant Qualified Domestic Relations Order) Alternate Payee may designate a death Beneficiary or death Beneficiaries in such manner (including in writing, telephonically or electronically) as the Administrator shall determine. Any such designation of Beneficiary or Beneficiaries shall be effective only upon receipt of such designation, in proper form, by the Administrator, during the lifetime of such Participant, former Participant, Beneficiary or Alternate Payee. If the Participant is married and the spouse is not designated as the Participant’s or former Participant’s primary Beneficiary, any such designation shall be effective only if the spouse of the Participant is the sole primary Beneficiary or the spouse consents to such designation in the manner set forth in Section 24.5 hereof. Notwithstanding the foregoing or Section 24.6 hereof, in the event of a Participant’s or former Participant’s divorce, his former spouse shall not be a designated death

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Beneficiary hereunder unless after such divorce the Participant or former Participant designates his former spouse as a designated death Beneficiary.

12.6 Administrator to Notify Trustee.

Upon the death of a Participant, former Participant, Beneficiary or Alternate Payee, the Administrator shall immediately advise the Trustee of the identity of such Participant’s death Beneficiary or Beneficiaries. The Trustee shall be completely protected in making distributions to any person or persons in accordance with the instructions it receives from the Administrator.

12.7 Incomplete Disposition.

In the event that a Participant, former Participant, Beneficiary or Alternate Payee dies at a time when he has a designation on file with the Administrator which does not dispose of all of the amounts distributable under this Trust and Plan upon his death, then the amounts distributable on behalf of said Participant, former Participant, Beneficiary or Alternate Payee, the disposition of which was not determined by the decedent’s designation, shall be distributed to a death Beneficiary determined under the provisions of Section 12.4 hereof.

12.8 Clarification of Designation.

Any ambiguity in a death Beneficiary designation shall be resolved by the Administrator. Subject to Section 12.4 hereof, the Administrator may direct a Participant, former Participant, Beneficiary or Alternate Payee to clarify his designation and if necessary execute a new designation containing such clarification.

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ARTICLE 13

DISTRIBUTIONS

13.1 Time of Distribution.

Distributions will normally commence as of the dates specified in Article 11 and Article 12 hereof. However, a terminated Participant or a Beneficiary whose Account balance exceeds Five Thousand Dollars ($5,000.00) may elect (or in accordance with Section 11.2, may be deemed to have elected) to defer any distribution to a date no later than is permitted under Section 13.4.

Notwithstanding the foregoing provisions of this Section and the contrary provisions of Article 11 and Article 12, the requirements of the Trust and Plan relating to the time of distribution shall not apply if the amount of payment required to be made on such date cannot be ascertained by such date or the Administrator is unable to locate the Participant after making reasonable efforts to do so, provided that, within sixty (60) days after such amount can be ascertained or the Participant is located, a payment is made. This paragraph is not intended to permit an Accountholder to elect to defer payment beyond the dates otherwise provided therefore in this Trust and Plan.

If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than thirty (30) days after the notice required under Section 1.411(a)-11(c) of the Treasury regulations is given, provided that:

(a)

the Administrator clearly informs the Participant that the Participant has the right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution; and

(b)	the Participant, after receiving the notice, affirmatively elects a distribution.

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13.2 Form of Distribution.

(a)

The distribution of the amounts distributable to an Accountholder pursuant to Article 11 or Article 12 hereof shall be a single sum payment. Any distribution made pursuant to this Article shall be subject to the withholding requirements of Section 3405(c) of the Code unless the Participant elects a direct transfer of the amounts distributable from the Trust and Plan to an eligible retirement plan.

(b)

Notwithstanding the foregoing, any Participant on whose behalf a Rollover Account was transferred from the RPM Retirement Plan shall be entitled to elect to receive such amounts in the form of an annuity contract purchased for him from an insurance company by the Trustee. Unless another form of annuity contract is selected by such Participant, any such annuity contract shall normally provide by its terms for benefits to be paid:

(1)

to a married Participant or a married former Participant on a joint and survivor annuity basis on the joint lives of such Participant or former Participant and his spouse, with the provision that after the Participant’s or former Participant’s death, fifty percent (50%) of his monthly retirement benefit shall continue during the life of and be paid to his spouse;

(2)	to an unmarried Participant, an unmarried former Participant, or a Beneficiary on a single life annuity basis on the life of such Participant, former Participant, or Beneficiary;

provided, however, that in lieu of receiving the amounts distributable to him pursuant to the lump sum method of payment or the applicable annuity method of distribution set forth above, a Participant or former Participant or a Beneficiary of such a Participant may, subject to the notice requirements set forth below and the spousal consent requirements set forth in Section 24.5 of the Trust and Plan, elect to receive such amounts pursuant to any other form of annuity contract available from an insurance company.

A Participant, former Participant, or Beneficiary shall be notified of his rights under this subsection (b) and shall be allowed to make his election within the ninety (90) days prior to the date his benefits become distributable pursuant to Article 11 or 12 of the Trust and Plan; provided that such date shall be delayed, if necessary, to insure that such Participant, former Participant, or Beneficiary shall have received any information required by Section 417(a)(3)(A) of the Code at least thirty (30) days prior to

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the date his benefits commence pursuant to Article 11 or 12 of the Trust and Plan. In addition to the foregoing and subject to the spousal consent requirement described in Section 24.5 of the Trust and Plan, a Participant, former Participant, or Beneficiary may revoke a prior election and make a new election as long as such ninety (90) day period has not expired.

Notwithstanding anything contained in this Section to the contrary, the following provisions apply to the time for written explanation under Section 417(a)(7) of the Code:

(1)

The written explanation described in Section 417(a)(3)(A) of the Code may be provided after the Participant’s distributions are to commence, except to the extent provided in lawful regulations. If so, the ninety (90) day applicable election period shall not end before the thirtieth (30th) day after the date on which such explanation is provided.

(2)

A Participant may elect (with any applicable spousal consent) to waive any requirement that the written explanation be provided at least thirty (30) days before the date as of which the Participant’s distributions are to commence (or to waive the thirty (30) day requirement under the above paragraph) if:

(A)

the Administrator provides information clearly indicating the Participant has the right to at least thirty (30) days to consider whether to waive the form of annuity contract applicable to him under Section 7.1 above and consent to a form of distribution other than such annuity contract;

(B)	the distribution commences more than seven (7) days after such explanation is received; and

(C)

the Participant is permitted to revoke an affirmative distribution election at least until the annuity starting date, or if later, at any time prior to the expiration of the seven (7) day period that begins the day after such explanation is provided to the Participant.

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13.3 Administering Distribution of Accounts.

The Administrator shall notify the Trustee immediately of the Accountholder’s election, and the Trustee shall make all distributions in accordance with such method of distribution.

13.4 Restrictions on Delay and Timing of Distributions.

(a)    In General. The provisions of this Section will apply for purposes of determining required minimum distributions, and will take precedence over any inconsistent provisions of the Trust and Plan. All distributions required under this Section will be determined and made in accordance with Final Treasury Regulation Sections 1.401(a)(9)-2 through -9. Notwithstanding the foregoing, a Participant or Designated Beneficiary who would have been required to receive a minimum distribution for 2009 but for the enactment of Section 401(a)(9)(H) of the Code (“2009 RMDs”) and who would have satisfied that requirement by receiving an amount at least equal to the 2009 RMDs or substantially equal installments at least annually over a period equal to his life expectancy or the joint life expectancies of the Participant and his Designated Beneficiary, or for a period of at least ten years will not receive such distributions for 2009 unless the Participant or Designated Beneficiary elects to receive such distributions in accordance with election procedures established by the Administrator. Furthermore, calendar year 2009 shall not be taken into account in determining the five-year period after the date of a Participant’s (or, as applicable, a Participant’s surviving spouse’s) death for any purpose under this Section, in order to give effect under this Trust and Plan to the relief provided in Section 401(a)(9)(H)(ii)(II) of the Code to the fullest extent possible. Any waiver of or payment of 2009 RMDs will be implemented in accordance with the provisions of Notice 2009-82 or similar guidance issued by the Internal Revenue Service.

(b)    Time and Manner of Distribution.

(1)    Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date, as defined in Section 13.4(e)(5), below.

(2)    Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A)    If the Participant’s surviving spouse is the participant’s sole Designated Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70 1⁄2), if later; provided that the Participant or surviving spouse Beneficiary may

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elect to have the Participant’s entire interest distributed to such surviving spouse Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under the preceding sentence or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death. If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and an election is made in accordance with this Subparagraph (A) and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, this election will apply as if the surviving spouse were the Participant.

(B)    If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died; provided that the Participant or Beneficiary may elect to have the Participant’s entire interest distributed to such Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under the preceding sentence or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s death.

(C)    If there is no Designated Beneficiary as of September 30 of the calendar year following the calendar year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D)    If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Paragraph (b)(2) (other than Subparagraph (A)), will apply as if the surviving spouse were the Participant.

For purposes of this Paragraph (b)(2) and Section 13.4(d), distributions are considered to begin on the Participant’s Required Beginning Date, except that if Subparagraph (D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Subparagraph (A) of this Paragraph (b)(2).

(3)    Forms of Distribution. Distributions made on or after the Required Beginning Date will be made in accordance with Section 13.4(c) and (d).

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(c)    Required Minimum Distributions During Participant’s Lifetime.

(1)    Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(A)    the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(B)    if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

(2)    Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Subsection (c) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(d)    Required Minimum Distributions After Participant’s Death.

(1)    Death On or After Date Distributions Begin.

(A)    Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

1)    The Participant’s remaining Life Expectancy is calculated using the age of the Participant as of the Participant’s birthday in the calendar year of the Participant’s death, reduced by one for each subsequent calendar year.

2)    If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in

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the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

3)    If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the calendar year following the calendar year of the Participant’s death, reduced by one for each subsequent calendar year.

(B)    No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the calendar year of death, reduced by one for each subsequent calendar year.

(2)    Death Before Date Distributions Begin.

(A)    Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in the preceding Paragraph (1). In the event that the Participant or the Participant’s Designated Beneficiary makes an election under Subparagraphs (A) or (B) of Section 13.4(b)(2) to have the Participant’s entire interest distributed to the Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death, distributions will be made in accordance with such election and the provisions of Subparagraph (A) or (B), as applicable.

(B)    No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the calendar year following the calendar year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C)    Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Paragraph (A) of Section 13.4(b)(2)(A), this Paragraph (2) will apply as if the surviving spouse were the Participant.

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(e)    Definitions.

(1)    Designated Beneficiary shall mean the individual who is designated as the Beneficiary under Section 12.4 or 12.5 of the Trust and Plan and is the Designated Beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-4 of the Treasury Regulations.

(2)    Distribution Calendar Year shall mean a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 13.4(b)(2). The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(3)    Life Expectancy shall mean life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

(4)    Participant’s Account Balance shall mean the total Account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled or transferred to the Trust and Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

(5)    Required Beginning Date shall mean:

(A)    With respect to a Participant or former Participant who is a five percent (5%) owner, as defined in Section 416(i) of the Code, April 1 of the calendar year following the calendar year in which such Participant or former Participant attains age seventy and one-half (70-1/2); and

(B)    With respect to a Participant who is not a five percent (5%) owner, as defined in Section 416(i) of the Code, the April 1 following the end of the calendar year in which such Participant attains age seventy and one-half (70-1/2) or incurs a Termination of Employment, whichever is later.

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13.5 Revaluation of Undistributed Amounts.

As long as there remain any amounts credited to an Accountholder’s Account, the Trustee shall continue to maintain said Account and said Account shall be periodically revalued in accordance with the provisions of Article 8 hereof.

13.6 Treatment of Small Amounts.

(a)

Cash Distributions. Notwithstanding anything contained in this Trust and Plan to the contrary, in the event that the amounts credited to the Accounts of a retired, terminated, disabled, or deceased Participant has a value less than or equal to One Thousand Dollars ($1,000.00), the Administrator shall direct the Trustee to distribute the amounts credited to such Participant’s Accounts in a single lump sum payment without the consent of the Participant, his spouse, or his Beneficiary. Such lump sum payments shall be made within an administratively practicable time following the date the Participant incurred a Termination of Employment or died, as determined in accordance with uniform rules established by the Administrator. Any such lump sum payment shall be subject to the requirements of Section 13.7 or 13.8, as applicable, and shall be in full settlement of such Participant’s, spouse’s, or Beneficiary’s rights under this Plan.

(b)	Direct Rollovers.

(1)

Between August 17, 2015 and May 31, 2018, notwithstanding anything contained in this Plan to the contrary, in the event that the amounts credited to the Accounts of a retired, terminated, disabled or deceased Participant has a value which does not exceed Five Thousand Dollars ($5,000.00), the Participant shall be offered the right to take distribution of the Accounts in a single lump sum payment or to elect a Direct Rollover (as defined in Section 13.7(d) or 13.8(d), as applicable) to an Eligible Retirement Plan of his choice. If the Participant makes no election, the Administrator shall direct the Trustee to make a Direct Rollover (as defined in Section 13.7(d) or 13.8(d), as applicable) of the amounts credited to such Participant’s Accounts into an “individual retirement account” (as defined in Section 13.7(b)(1) or 13.8(b)(1), as applicable) within an administratively practicable time following the date the Participant incurred a Termination of Employment or died, as determined in accordance with uniform rules established by the

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Administrator, but unless the Participant or his Beneficiary agrees to a later payment, not later than sixty (60) days after the close of the Plan Year which includes the later of the Participant’s Normal Retirement Date or Termination of Employment.

(2)

As of June 1, 2018, notwithstanding anything contained in this Plan to the contrary, in the event that the amounts credited to the Accounts of a retired, terminated or deceased Participant has a value which exceeds One Thousand Dollars ($1,000.00) but does not exceed Five Thousand Dollars ($5,000.00), the Administrator shall direct the Trustee to make a Direct Rollover (as defined in Sections 13.7 and 13.8) of the amount credited to such Participant’s Accounts into an “individual retirement account” (as defined in Section 13.7(b)(1) or 13.8(b)(1), as applicable), as soon as reasonably possible after the Participant’s Termination of Employment, but not later than sixty (60) days after the close of the Plan Year which includes the later of the Participant’s Normal Retirement Date or Termination of Employment, without the consent of the Participant or his Beneficiary.

13.7 Direct Rollovers of Non-Roth Accounts.

Distributions referred to in this Section do not include distributions from Roth Accounts and the defined terms in this Section do not apply to distributions from Roth Accounts. Rules relating to distributions from Roth Accounts are set forth in Section 13.8 below. Any distribution made hereunder to a Distributee shall be made directly to such Distributee unless he elects a Direct Rollover pursuant to the second paragraph of this Section.

Each Distributee shall have the right to direct that any distribution which, under Section 402(c) of the Code, qualifies as an Eligible Non-Roth Rollover Distribution be transferred directly to an Eligible Retirement Plan. A Distributee may direct that part of the distribution be transferred directly to an Eligible Retirement Plan and the balance be paid to him. A Distributee is not permitted to direct that his distribution be transferred directly to more than one Eligible Retirement Plan. In the event that a Distributee fails to make any direction within

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the time prescribed pursuant to reasonable and uniform procedures established by the Administrator, the distribution shall be paid directly to him after deduction of appropriate withholding taxes.

Unless the context otherwise indicates, the following terms shall have the following meanings whenever used in this Section:

(a)

“Eligible Non-Roth Rollover Distribution” shall mean any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Non-Roth Rollover Distribution does not include:

(1)

any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten (10) years or more;

(2)	any distribution to the extent such distribution is required under Section 13.4 hereof which reflects the requirements under Section 401(a)(9) of the Code;

(3)	any Hardship withdrawals; and

(4)	any distribution from the Distributee’s Roth Account.

A portion of a distribution shall not fail to be an “Eligible Non-Roth Rollover Distribution” merely because the portion consists of after-tax Employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to an annuity contract described in Section 403(b) of the Code or a qualified defined contribution plan described in Section 401(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(b)	“Eligible Retirement Plan” shall mean:

(1)	an individual retirement account described in Section 408(a) of the Code;

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(2)	an individual retirement annuity described in Section 408(b) of the Code;

(3)	an annuity plan described in Section 403(a) of the Code;

(4)	a qualified trust described in Section 401(a) of the Code;

(5)

an eligible deferred compensation plan described in Section 457(b) of the Code which is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subdivision of a state which agrees to separately account for amounts transferred into such plan;

(6)	an annuity contract described in Section 403(b) of the Code;

(7)	a Roth IRA described in Section 408A(b) of the Code; and

(8)	any other type of plan that is included within the definition of “eligible retirement plan” under Section 401(a)(31)(E) of the Code;

that accepts the Distributee’s Eligible Non-Roth Rollover Distribution.

(c)	“Distributee” shall mean:

(1)	an Employee or former Employee;

(2)

an Employee’s or a former Employee’s surviving spouse and an Employee’s or former Employee’s spouse or former spouse who is the Alternate Payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, without regard to the interest of the spouse or former spouse; and

(3)

an Employee’s or former Employee’s non-spouse Beneficiary who has elected a direct transfer to an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code established for the purpose of receiving a distribution on behalf of an individual who is a designated Beneficiary and not a surviving spouse of the Employee or former Employee.

(d)	“Direct Rollover” shall mean a payment by the Trust and Plan to the Eligible Retirement Plan specified by the Distributee.

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The Administrator shall provide a Distributee who will receive an Eligible Non-Roth Rollover Distribution hereunder with a written notice describing (A) his rights under this Section, (B) such other information required to be provided under Section 402(f) of the Code, and (C) if applicable, his right to defer receipt of such Eligible Non-Roth Rollover Distribution and the consequences of failing to defer receipt of such Eligible Non-Roth Rollover Distribution no less than thirty (30) days nor more than one hundred eighty days before the date scheduled for payment of such Eligible Non-Roth Rollover Distribution. Notwithstanding the foregoing, distribution of an Eligible Non-Roth Rollover Distribution may be made less than thirty (30) days after written notice is provided to the Distributee hereunder; provided, however, that (1) the Distributee is informed by the Administrator of his right to consider a particular form of payment for a period of at least thirty (30) days following his receipt of the written notice described herein, and (2) after receiving such written notice, the Distributee affirmatively elects immediate payment of the Eligible Non-Roth Rollover Distribution. Nothing contained herein shall be construed to accelerate the timing of a distribution otherwise payable under the Trust and Plan.

13.8 Direct Rollover of Roth Accounts.

Any distribution made from a Roth Account hereunder to a Distributee shall be made directly to such Distributee unless he elects a Direct Rollover pursuant to the second paragraph of this Section.

Each Distributee shall have the right to direct that any distribution from his Roth Account which, under Section 402(c) of the Code, qualifies as an Eligible Roth Rollover Distribution be transferred directly to an Eligible Roth Retirement Plan. A Distributee may direct that part of such distribution be transferred directly to an Eligible Roth Retirement Plan and the

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balance be paid to him. A Distributee is not permitted to direct that his Roth Account distribution be transferred directly to more than one Eligible Roth Retirement Plan. In the event that a Distributee fails to make any direction within the time prescribed pursuant to reasonable and uniform procedures established by the Administrator, the distribution shall be paid directly to him after deduction of appropriate withholding taxes, if any.

Unless the context otherwise indicates, the following terms shall have the following meanings whenever used in this Section:

(a)

“Eligible Roth Rollover Distribution” shall mean any distribution of all or any portion of the Roth Account balance to the credit of the Distributee, except that an Eligible Roth Rollover Distribution does not include:

(1)

any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten years or more;

(2)	any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and

(3)	any Hardship withdrawals.

(b)	“Eligible Roth Retirement Plan” shall mean:

(1)	a Roth IRA described in Section 408A(b) of the Code; or

(2)	a designated Roth account described in Section 402A(b)(2)(A) of the Code;

that accepts the Distributee’s Eligible Roth Rollover Distribution.

(c)	“Distributee” shall mean:

(1)	an Employee or former Employee;

(2)

an Employee’s or a former Employee’s surviving spouse and an Employee’s or former Employee’s spouse or former spouse who is the Alternate Payee under a Qualified Domestic Relations Order, as defined in Section 414(p) of

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the Code, without regard to the interest of the spouse or former spouse; and

(3)

an Employee’s or former Employee’s non-spouse Beneficiary who has elected a direct transfer to a Roth IRA described in Section 408A(b) of the Code established for the purpose of receiving a distribution on behalf of an individual who is a designated beneficiary and not a surviving spouse of the Employee or former Employee.

(d)	“Direct Rollover” shall mean a payment by the Trust and Plan to the Eligible Roth Retirement Plan specified by the Distributee.

The Administrator shall provide a Distributee who will receive an Eligible Roth Rollover Distribution hereunder with a written notice describing (A) his rights under this Section, (B) such other information required to be provided under Section 402(f) of the Code, and (C) if applicable, his right to defer receipt of such Eligible Roth Rollover Distribution and the consequences of failing to defer receipt of such Eligible Roth Rollover Distribution no less than thirty (30) days nor more than one hundred eighty days before the date scheduled for payment of such Eligible Roth Rollover Distribution. Notwithstanding the foregoing, distribution of an Eligible Roth Rollover Distribution may be made less than thirty (30) days after written notice is provided to the Distributee hereunder; provided, however, that (1) the Distributee is informed by the Administrator of his right to consider a particular form of payment for a period of at least thirty (30) days following his receipt of the written notice described herein, and (2) after receiving such written notice, the Distributee affirmatively elects immediate payment of the Eligible Roth Rollover Distribution. Nothing contained herein shall be construed to accelerate the timing of a distribution otherwise payable under the Trust and Plan.

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13.9 Spouse’s Consent.

No distribution may be made pursuant to this Article unless the Participant’s spouse, if any, consents in the manner set forth in Section 24.5 hereof if such consent is required under Section 24.6 hereof.

13.10        Missing Accountholders.

If, after reasonable efforts of the Administrator to locate an Accountholder, including sending a registered letter, return receipt requested, to the last known address of the Accountholder, the Administrator is unable to locate the Accountholder, then the amounts distributable to such Accountholder shall, pursuant to applicable state or Federal laws, be treated as a forfeiture under the Trust and Plan. In the event that such an Accountholder is located subsequent to such a forfeiture, then, pursuant to applicable state or Federal laws, his benefits shall be reinstated and shall not be used to determine his Annual Additions for the Plan Year in which it is reinstated. If the Trust and Plan is joined as a party to any escheat proceedings involving an amount forfeited pursuant to this Section, the Trust and Plan shall comply with the final judgment as if it were a claim filed by the Accountholder and shall pay in accordance with said judgment. Any amounts forfeited pursuant to this Section shall be used to reduce future matching contributions made under Article 5 hereof.

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ARTICLE 14

THE TRUSTEE, ITS POWERS AND DUTIES

14.1 Obligations and Duties.

The Trustee shall not be obligated to institute any action or proceeding to compel the Participating Companies to make any contributions to this Trust, nor shall the Trustee be obligated to make any inquiry as to whether any amount deposited with it is the amount provided to be deposited under the terms of Article 4 or Article 5. The Trustee shall keep books of account which shall show all receipts and disbursements and a complete record of the operation of the Trust, and the Trustee shall at least once a year and at such other times as the Company or the Administrator shall so request render a report of the operation of this Trust to the Company and the Administrator. The Trustee shall file with the Internal Revenue Service such returns and other information concerning the Trust Fund as may be required of the Trustee by the Code or ERISA. The Trustee shall not be obligated to pay any interest on any funds which may come into its hands. The Trustee is a party to this Trust and Plan solely for the purposes set forth in this instrument and to perform the acts herein set forth, and no obligation or duty shall be expected or required of it except as expressly stated herein or in ERISA. The Trustee may consult with counsel (who may or may not be counsel for the Company) selected by the Trustee concerning any question which may arise with reference to its powers or duties under this Trust and Plan, and the opinion of such counsel shall be full and complete authority and protection in respect of any action taken, suffered or omitted by the Trustee in good faith and in accordance with such opinion, provided due care is exercised in the selection of such counsel.

14.2 Resignation or Removal of Trustee.

The Trustee may resign from this Trust by mailing to the Company a written notice of resignation addressed to the Company at the last address of the Company on file with

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the Trustee, or by delivering such written notice to the Company at such address. The Company may remove the Trustee by written notice of such removal mailed to the Trustee at the last address of the Trustee on file with the Company, or by delivering such written notice to the Trustee at such address. Such resignation or removal shall take effect on the date specified in the notice of resignation or removal, but not less than thirty (30) days, nor more than sixty (60) days following the date of mailing of such notice or delivery of such notice if it be not mailed unless the Company and the Trustee agree that the resignation or removal be effective on some other date. Upon such resignation or removal, the Trustee shall be entitled to its fees to the effective date of resignation or removal and any and all costs or expenses paid or incurred by the Trustee in connection with this Trust and Plan. In no event shall such resignation or removal terminate this Trust and Plan, but the Company shall forthwith appoint a successor Trustee to carry out the terms of this Trust and Plan, which successor Trustee shall be any individual, trust company or bank selected by the Company. In case of the resignation or removal of the Trustee, the Trustee shall forthwith turn over to the successor Trustee all assets in its possession, and copies of such records as may be necessary to permit the successor Trustee to carry out its duties.

14.3 Co-Trustees.

In the event that the Company shall have appointed more than one individual, trust company or bank to act jointly as Trustee hereunder, any action which this Trust and Plan authorizes or requires the Trustee to do shall be done by action of the majority of the then acting co-trustees, or, in the case of two such persons acting jointly as Trustee, by action of both such trustees. Such action may be taken at any meeting of the co-trustees then acting, or by written authorization and affirmative consent without a meeting. The co-trustees by written agreement among themselves, a copy of which shall be filed with the Company and the Administrator, may

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allocate among themselves any of the powers and duties of the Trustee under this Trust and Plan. In such event the co-trustee to whom a power or duty is allocated may take action with respect thereto without the consent of any other co-trustee. Any person, firm, partnership or corporation may rely upon the written signatures of such number of the co-trustees as are hereunder empowered to take action as the signature of the Trustee hereunder. Notwithstanding any other provision of this Trust and Plan to the contrary, so long as at least one individual, trust company or bank shall continue to act as Trustee hereunder, the Company shall not be under any duty to appoint a successor to any co-trustee who shall resign or be removed.

14.4 Standard of Care.

The Trustee shall discharge the Trustee’s duties under this Trust and Plan solely in the interest of the Participants and their Beneficiaries and for the exclusive purpose of providing benefits to such Participants and their Beneficiaries and defraying reasonable expense of administering the Trust and Plan, with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would used in the conduct of an enterprise of like character and with like aims, and by diversifying the investments of the Trust and Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so, all in accordance with the provisions of this Trust and Plan insofar as they are consistent with the provisions of ERISA; but the duties and obligations of the Trustee as such shall be limited to those expressly imposed upon the Trustee under this Trust and Plan.

14.5 Indemnification of Trustee by the Company.

The Trustee may consult with counsel and the Trustee shall not be deemed imprudent by reason of its taking or refraining from taking any action in accordance with the

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opinion of counsel. The Company agrees, to the extent permitted by law, to indemnify and hold the Trustee harmless from and against any liability that the Trustee may incur in the administration of the Trust Fund, including any liability arising from acts of prior Trustees, unless arising from the Trustee’s own negligence or misconduct. The Trustee shall not be required to give any bond or any other security for the faithful performance of duties hereunder, except as may be required by law which prohibits the waiver thereof.

14.6 Certification by Administrator.

The Trustee shall be entitled, as the Trustee may deem appropriate from time to time, to require the Company, the Administrator, the Investment Committee or any other person involved in the administration of the Trust and Plan or investment of the Trust Fund or having any interest under the Trust and Plan to furnish such certifications and proofs of facts as shall permit the Trustee to perform the Trustee’s duties under ERISA (or any regulation thereunder) as may be in effect from time to time, or to exercise the powers granted the Trustee under this Trust and Plan.

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ARTICLE 15

INVESTMENTS

15.1 Investment Powers and Duties of Trustee.

In addition to the powers and duties conferred and imposed upon the Trustee by the other provisions of this Trust and Plan, the Trustee shall, subject to the provisions of Article 7 (including but not limited to the limitation that the Trustee shall be directed by the Accountholders regarding the investment of their Accounts under the Trust and Plan) and the limitations hereinafter set forth in this Article, have the following powers and duties:

(a)

To invest and reinvest the principal and income of the Trust Fund and keep the same invested with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims, without distinction between principal and income and without regard to any limitations, other than such prudent man rule, prescribed by law or custom upon the investments of fiduciaries, in each and every kind of property, whether real, personal or mixed, tangible or intangible, and wherever situated, including but not limited to annuity, endowment or life insurance contracts of an insurance company on the life of any participant, shares of any Regulated Investment Company, shares of mutual funds, units of any common trust fund of the Trustee or of any bank or trust company now in existence or hereinafter established, shares of common, preference and preferred stock, put and call options, rights, options, subscriptions, warrants, trust receipts, investment trust certificates, mortgages, leases, bonds, notes, debentures, equipment or collateral trust certificates and other corporate, individual or government obligations, whether secured or unsecured; to invest and reinvest in and retain any stocks, bonds or other securities of any corporate trustee serving hereunder, or any parent or affiliate thereof; to invest in commodities and commodity contracts; to invest and reinvest in any time or savings deposits of the Trustee or any parent or affiliate thereof if such deposits bear a reasonable rate of interest or of any bank, trust company, or savings and loan institution, which deposits may but need not be guaranteed by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation; and in addition to become a general partner or limited partner in any partnership or limited partnership the purposes of

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which are to invest or reinvest the partnership assets in any such properties or deposits;

(b)

To invest a portion or all of the Trust Fund in units of any common or group trust created solely for the purpose of providing a satisfactory diversification of investments for participating trusts; provided that such common or group trust, (i) limits participation thereunder to pension and profit sharing trusts which qualify under Section 501(a) of the Code and individual retirement accounts which qualify under Section 408 of the Code, (ii) prohibits income and/or principal attributable to a participating trust from being used for any purpose other than the exclusive benefit of the employees or their beneficiaries of such participating trust, (iii) prohibits assignment by a participating trust of any part of such participating trust’s equity or interest in the common or group trust, (iv) is created or organized in the United States and is maintained at all times as a domestic trust in the United States; as long as the Trustee holds such units hereunder, the instrument establishing such common or group trust (including all amendments thereto) shall be deemed to have been adopted and made a part of this Trust and Plan;

(c)

Upon direction by the Investment Committee, to invest or reinvest all or a portion of the Trust Fund in qualifying employer securities and/or qualifying employer real estate as such terms are defined in Section 4975 of the Code and Section 407(d) of ERISA, which investment may constitute more than ten percent (10%) of the fair market value of the assets of the Trust Fund. The Trustee may retain, sell, exchange or otherwise dispose of any such securities or real estate held in this Trust Fund;

(d)

To sell, convert, redeem, exchange, grant options for the purchase or exchange of, or otherwise dispose of, any real or personal property, at public or private sale, for cash or upon credit, with or without security, without obligation on the part of any person dealing with the Trustee to see to the application of the proceeds of or to inquire into the validity, expediency or propriety of any such disposal;

(e)

To manage, operate, repair, partition and improve and mortgage or lease (with or without option to purchase) for any length of time any real property held in the Trust Fund; to renew or extend any mortgage or lease, upon any terms the Trustee may deem expedient; to agree to reduction of the rate of interest on any mortgage note; to agree to any modification in the terms of any lease or mortgage or of any guarantee pertaining to either of them; to enforce any covenant or condition of any lease or mortgage or of

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any guarantee pertaining to either of them or to waive any default in the performance thereof; to exercise and enforce any right of foreclosure; to bid on property on foreclosure; to take a deed in lieu of foreclosure with or without paying consideration therefor and in connection therewith to release the obligation on the bond secured by the mortgage; and to exercise and enforce in any action, suit or proceeding at law or in equity any rights or remedies in respect of any lease or mortgage or of any guarantee pertaining to either of them;

(f)

To exercise, personally or by general or limited proxy, the right to vote any shares of stock or other securities held in the Trust Fund; to delegate discretionary voting power to trustees of a voting trust for any period of time; and to exercise or sell, personally or by power of attorney, any conversion or subscription or other rights appurtenant to any securities or other property held in the Trust Fund;

(g)

To join in or oppose any reorganization, recapitalization, consolidation, merger or liquidation, or any plan therefor, or any lease (with or without an option to purchase), mortgage or sale of the property of any organization the securities of which are held in the Trust Fund; to pay from the Trust Fund any assessments, charges or compensation specified in any plan of reorganization, recapitalization, consolidation, merger or liquidation, to deposit any property with any committee or depositary; and to retain any property allotted to the Trust Fund in any reorganization, recapitalization, consolidation, merger or liquidation;

(h)

To borrow money from any lender (including the Trustee hereunder, where applicable in its capacity as a banking corporation when permitted to do so by the applicable laws and regulations then in effect) in any amount and upon such terms and conditions and for such purposes as the Trustee shall deem necessary; for any money so borrowed the Trustee may issue its promissory note as Trustee and to secure the repayment of any such loan, with interest, may pledge or mortgage all or any part of the Trust Fund, and no person loaning money to the Trustee shall be obligated to see to the application of the money loaned or to inquire into the validity, expediency or propriety of any such borrowing;

(i)

To compromise, settle or arbitrate any claim, debt or obligation of or against the Trust Fund; to enforce or abstain from enforcing any right, claim, debt or obligation; and to abandon any property determined by it to be worthless;

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(j)

To continue to hold any property of the Trust Fund whether or not productive of income; to reserve from investment and keep unproductive of income, without liability for interest, such cash as it deems advisable or, in its discretion, to hold the same, without limitation on duration, on deposit in the commercial department or in an interest-bearing account in the savings department of any bank, trust company, or savings and loan institution (including the Trustee where applicable in its capacity as a banking corporation) in which deposits are guaranteed by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation;

(k)

To hold property of the Trust Fund in its own name or in the name of a nominee, without disclosure of this Trust, or in bearer form so that it will pass by delivery, but no such holding shall relieve the Trustee of its responsibility for the safe custody and disposition of the Trust Fund in accordance with the provisions of this Trust and Plan, and the Trustee’s records shall at all times show that such property is part of the Trust Fund;

(l)

To make, execute and deliver, as Trustee, any deeds, conveyances, leases (with or without option to purchase), mortgages, options, contracts, waiver or other instruments that the Trustee shall deem necessary or desirable in the exercise of its powers under this Trust;

(m)

Upon prior written approval of the Company or the Investment Committee, as appropriate, to employ, at the expense of the Trust Fund, agents who are not regular employees of the Trustee, and to delegate in writing to them and authorize them to exercise such powers and perform such duties required of the Trustee hereunder without limitation as the Trustee may determine in its uncontrolled discretion; the Trustee shall not be responsible for any loss occasioned by any such agents selected by it with reasonable care;

(n)

To pay out of the Trust Fund all taxes imposed or levied with respect to the Trust Fund and in its discretion to contest the validity or amount of any tax, assessment, penalty, claim or demand respecting the Trust Fund; however, unless the Trustee shall have first been indemnified to its satisfaction or arrangements satisfactory to it shall have been made for the payment of all costs and expenses, it shall not be required to contest the validity of any tax, or to institute, maintain or defend against any other action or proceeding either at law or in equity;

(o)	Except as otherwise provided in this Trust and Plan, to do all acts, execute all instruments, take all proceedings and exercise all rights

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and privileges with relation to any assets constituting a part of the Trust Fund, which it may deem necessary or advisable to carry out the purposes of this Trust and Plan;

(p)

During the minority or incapacity of any Accountholder under this Trust and Plan, to make payment to such Accountholder or to an appropriate member, as determined by the Administrator, of such Accountholder’s family for the care, maintenance and support of such Accountholder in such amounts and at such times as the Administrator may determine, and the receipt of such minor or incapacitated person or member of such minor’s or incapacitated person’s family to whom payment has been made shall be a full discharge and acquittance to the Trustee for the amount so paid;

(q)

To invest in insurance or annuity contracts which provide for earnings at a guaranteed minimum rate of interest and to engage in a program of collective investment through the commingling of assets of this Trust with assets of other trusts in the form of participatory ownership of a portion of one or more of such insurance or annuity contracts. To the extent of this Trust’s participation interest in such a program and the contract(s) held thereunder, the terms of said contract(s), as well as the terms of any participation agreement for said program, shall be deemed to be part of the Trust and Plan in connection with which this Trust was established and is administered;

(r)

Contributions to the Trust and Plan or other amounts including dividends held in any Investment Fund may, pending investment, reinvestment, allocation to Participants’ accounts, distribution or other payment, be temporarily held in cash or invested in short-term obligations of the United States Government and other investments of a short-term nature, including commercial paper. In accordance with Section 16.5, when the earnings on such temporary investments are held in an Investment Fund or held in a trust account pending transfer to an Investment Fund, the Plan Administrator may direct their use to pay administration expenses of the Plan and Trust Fund. If such direction is not provided, such earnings on such temporary investments shall be credited to the Investment Fund.

15.2 Investment Manager.

Notwithstanding any provisions of this Trust and Plan, the Investment Committee hereby retains the right to appoint, from time to time, one or more:

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(a)	banks, as defined in the Investment Advisers Act of 1940;

(b)	persons registered as investment advisers under said Act; or

(c)	insurance companies qualified to perform investment advisory services under the laws of more than one state;

to act as the Investment Manager of all or such portions of the Trust Fund as the Investment Committee in its sole discretion shall direct. In order to serve as Investment Manager, any such bank, person or insurance company must state in writing to the Investment Committee and the Trustee that it meets the requirements set forth in this Section to be an Investment Manager and that it acknowledges that it shall be a fiduciary with respect to this Trust and Plan during all periods that it shall serve as such. During any period that an Investment Manager has been appointed with respect to the Trust Fund or a portion thereof, it shall have all powers normally given to the Trustee under Section 15.1 hereof with respect to the management, acquisition or disposition of any asset of the Trust Fund, or such portion thereof and the Trustee shall have no powers, duties or obligations with respect to the investment, management, acquisition or disposition of such assets. The Investment Committee may, at any time, remove any Investment Manager or change the portion of the Trust Fund subject to its management by written notice to the Trustee and the Investment Manager. Any Investment Manager may resign by written notice to the Investment Committee and the Trustee. Unless the Investment Committee appoints a successor to an Investment Manager which has resigned or been removed, or which is no longer managing a portion of the Trust Fund, the powers, duties and obligations of the Trustee with respect to the portion of the Trust Fund formerly managed by the Investment Manager shall be automatically restored.

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15.3 Income from Investments.

All income from investments and reinvestments made as provided in this Article shall be treated as principal, and investments and reinvestments shall be made without distinction between income and principal.

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ARTICLE 16

ADMINISTRATION

16.1 Appointment of Administrator.

The Board of Directors of the Company shall appoint the Administrator which shall be any person(s), corporation or partnership, (including the Company itself) as said Board of Directors shall deem desirable in its sole discretion. Said Board of Directors shall notify the Trustee of the identity of the Administrator and of any change in the Administrator.

16.2 Powers and Duties of Administrator.

Except as expressly set forth herein with respect to the duties and responsibilities of the Trustee or the Company, the Administrator shall administer the Trust and Plan and shall have all powers and duties granted or imposed on an “administrator” by ERISA. The Administrator shall determine any and all questions of fact, resolve all questions of interpretation of this instrument or related documents which may arise under any of the provisions of this Trust and Plan as to which no other provision for determination is made hereunder, and exercise all other powers and discretions necessary to be exercised under the terms of this Trust and Plan which it is herein given or for which no contrary provision is made. The Administrator is hereby given the power and discretion to administer the Trust and Plan in accordance with procedures beyond and/or in conflict with those provided under the terms of the written Trust and Plan document, provided such procedures are as set forth and as permitted under the Code. The Administrator shall have full power and discretion to interpret this Trust and Plan and related documents, to resolve ambiguities, inconsistencies and omissions, to determine any question of fact, to determine the right to benefits of, and the amount of benefits, if any, payable to, the claimant in accordance with the provisions of this Trust and Plan. Subject to the provisions of Section 16.7, the Administrator’s decision with respect to any matter shall be final and binding

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upon the Trustee and all other parties concerned, and neither the Administrator nor any of its directors, officers or employees, if applicable, shall be liable in that regard except for gross abuse of the discretion given it and them under the terms of this Trust and Plan. All determinations of the Administrator and other exercises of the Administrator’s discretion hereunder shall be made in such manner as the Administrator determines to be in accord with applicable law and shall be generally consistent with respect to all Accountholders in similar circumstances. The Administrator, from time to time, may designate one or more persons or agents to carry out any or all of its duties hereunder. With the prior written approval of the Company, the Administrator may hire such attorneys, accountants, actuaries, agents, clerks and secretaries as it may deem desirable in the performance of its functions, and the expense associated with the hiring or retention of any such person or persons shall be paid directly by the Company.

16.3 Benefits Review Committee.

The Board of Directors of the Company shall appoint the members of a Benefits Review Committee which shall consist of three (3) or more members. The Board of Directors may, in its sole discretion, appoint a separate Benefits Review Committee for any or all Participating Companies under this Trust and Plan. Such Committee shall decide appeals of application denials as provided in Section 16.7 and shall have such other powers and duties as shall from time to time be assigned to the Committee by the Company. The members of the Committee shall remain in office at the will of the Board of Directors, and the Board of Directors may remove any of said members, from time to time, with or without cause. A member of the Committee may resign upon written notice to the remaining member or members of the Committee and to the Company respectively. The fact that a person is a prospective Participant, a Participant or a former Participant shall not disqualify him from acting as a member of the

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Committee. In case of the death, resignation or removal of any member of the Committee, the remaining members shall act until a successor-member shall be appointed by the Board of Directors. Upon request, the Company shall notify the Trustee and the Administrator in writing of the names of the original members of the Committee, of any and all changes in the membership of the Committee, of the member designated as Chairman and the member designated as Secretary, and of any changes in either office. Until notified of a change, the Trustee and the Administrator shall be protected in assuming that there has been no change in the membership of the Committee or the designation of Chairman or of Secretary since the last notification was filed with it. The Trustee and the Administrator shall be under no obligation at any time to inquire into the membership of the Committee or its officers. All communications to the Committee shall be addressed to its Secretary at the address of the Company on file with the Trustee.

16.4 Committee Procedures.

On all matters and questions the decision of a majority of the members of the Committee shall govern and control; but a meeting need not be called or held to make any decision. The Committee shall appoint one of its members to act as its Chairman and another member to act as Secretary. The terms of office of these members shall be determined by the Committee, and the Secretary and/or Chairman may be removed by the other members of the Committee for any reason which such other members may deem just and proper. The Secretary shall do all things directed by the Committee. Although the Committee shall act by decision of a majority of its members as above provided, nevertheless in the absence of written notice to the contrary, every person may deal with the Secretary and consider his acts as having been

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authorized by the Committee. Any notice served or demand made on the Secretary shall be deemed to have been served or made upon the Committee.

16.5 Operation of Committee.

No member of the Committee shall be disqualified from acting on any question because of his interest therein. No fee or compensation shall be paid to any member of the Committee for his services as such, but the Committee shall be reimbursed for its expenses by the Company. The Committee and the Administrator may hire such attorneys, accountants, actuaries, agents, clerks, and secretaries as it may deem desirable in the performance of its functions, and the expense associated with the hiring or retention of any such person or persons shall be paid directly by the Company.

Any expense of administration of the Trust and Plan shall be satisfied in either of the following manners, as determined by the Company in its sole discretion:

(a)	the expense may be borne by the Company or other Participating Companies; or

(b)	the expense may be paid or reimbursed out of the Trust Fund.

16.6 Claims Procedure.

Each Participant, former Participant or Beneficiary who is eligible for benefits under Article 11 or Article 12 hereof (“claimant”) shall apply therefor; provided, however, that the foregoing requirement shall not apply in any case in which a claimant shall be unable to make such application for physical, mental or any other reason satisfactory to the Administrator. Such application shall be made in such manner (including in writing, telephonically or electronically) as the Administrator shall determine. The Administrator shall process such claim and determine entitlement to benefits within ninety (90) days of its receipt of a completed application for benefits. If special circumstances exist the Administrator may obtain a ninety

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(90) day extension by providing the claimant written notice of the extension within the initial ninety (90) day period. The extension notice must include an explanation of the special circumstances and the date by which the Administrator’s decision will be made. Upon finding that such claimant satisfies the eligibility requirements for benefits under Article 11 or Article 12, the Administrator shall promptly notify the Trustee of his eligibility and of the method of distribution.

The Administrator shall notify a claimant in writing, delivered in person or mailed by first-class mail to such claimant’s last known address, if any part of a claim for benefits under this Trust and Plan has been denied, setting forth in such notice:

(a)	the specific reason for the denial;

(b)	a specific reference to pertinent provisions of the Trust and Plan upon which the denial is based;

(c)

a description of any additional material or information deemed necessary by the Administrator for such claimant to perfect his claim and an explanation of why such material or information is necessary; and

(d)

an explanation of the claim review procedure under the Trust and Plan, including applicable time limits and the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on appeal.

Such notice shall set forth the above information in a manner calculated to be understood by such claimant. If the notice referred to above is not furnished and if the claim has not been granted within the time specified above for determination of such claim, the claim shall be deemed denied and shall be subject to review as set forth below.

16.7 Review of Claim Denials.

Any claimant whose claim for benefits has been denied, in whole or in part, by the Administrator shall have sixty (60) days from the receipt of the notice denying his claim for

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benefits in which to request a review of the adverse benefit determination by written request delivered to the Committee. Such request must specify any and all reasons the claimant believes the denial should be reversed.

The Committee is hereby authorized to review the facts and relevant documents, including this Trust and Plan, to interpret this Trust and Plan and other relevant documents and to render a decision on the appeal of the claimant. Such review may be made by written briefs submitted by the claimant and the Administrator or at a hearing, or by both, as shall be deemed necessary by the Committee. If no hearing is to be held, the claimant and the Administrator shall have thirty (30) days following the filing of the request for review to submit written comments, documents, records and other information relating to the claim. During this period, the claimant shall be provided, on request and free of charge, reasonable access to, and copies of, all documentation, records, and other information relevant to the claimant’s claim for benefits. Whether a document, record or other information is relevant to a claim for benefits shall be determined pursuant to Section 503 of ERISA. The claimant and the Administrator may submit additional comments after the close of the thirty (30) day period only at the request or with the consent of the Committee.

Alternatively, upon receipt of a request for review, the Committee may schedule a hearing to be held (subject to reasonable scheduling conflicts) not more than forty-five (45) days from the receipt of such request. The date and time of such hearing shall be designated by the Committee upon not less than fifteen (15) days’ notice to the claimant and the Administrator unless both of them accept shorter notice. The notice shall specify that such claimant must indicate in writing, at least five (5) days in advance of the time established for such hearing, his intention to appear at the appointed time and place, or the hearing will automatically be canceled.

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The reply shall specify any other persons who will accompany him to the hearing, or appear in his place, or such other persons will not be admitted to the hearing. The Committee may limit attendance at the hearing. The Committee shall make every effort to schedule the hearing on a day and at a time which is convenient to both the claimant and the Administrator. The hearing will be scheduled at the Company’s headquarters unless the Committee determines that another location would be more appropriate. The claimant shall be provided, on request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits in preparation for the hearing. Whether a document, record or other information is relevant to a claim for benefits shall be determined pursuant to Section 503 of ERISA. The claimant and the Administrator may submit written comments, documents, records and other information relating to the claim prior to or at the hearing. The claimant and the Administrator may submit additional comments after the hearing only at the request or with the consent of the Committee.

After the review has been completed, the Committee shall render a decision in writing, a copy of which shall be sent to both the claimant and the Administrator. In making its decision, the Committee shall have full power, authority, and discretion to determine any and all questions of fact, resolve all questions of interpretation of this instrument or related documents which may arise under any of the provisions of this Trust and Plan or such documents as to which no other provision for determination is made hereunder, and exercise all other powers and discretions necessary to be exercised under the terms of this Trust and Plan or related documents which it is herein given or for which no contrary provision is made and to determine the right to benefits of, and the amount of benefits, if any, payable to, any person in accordance with the provisions of this Trust and Plan. Further, in making its decision, the Committee shall take into

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account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. Subject to extension by agreement of the claimant and the Administrator or where due to delay beyond the control of the Administrator or the Committee, the Committee shall render a decision on the claim review not more than sixty (60) days after the receipt of the claimant’s request for review, unless a hearing is scheduled, in which case the sixty (60) day period shall be extended to thirty (30) days after the date scheduled for the hearing. If special circumstances exist, the Committee may obtain a sixty (60) day extension by providing the claimant written notice of the extension within the initial sixty (60) day period (if there is no hearing) or within the initial thirty (30) day period following a hearing. The extension notice must include an explanation of the special circumstances and the date by which the Committee expects to render a final decision. Such decision shall be written in a manner calculated to be understood by the claimant, and shall:

(a)	set forth the specific reason or reasons for any adverse determination;

(b)	contain specific references to the provisions of the Trust and Plan and/or related documents on which the benefit determination was based; and

(c)

contain a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits. Whether a document, record or other information is relevant to a claim for benefits shall be determined pursuant to Section 503 of ERISA.

The decision on review shall be furnished to the claimant within the appropriate time described above. If the decision on review is not furnished within such time, the claim shall be deemed denied on review at the end of such period. There shall be no further appeal from a decision by the Committee. The decision of the Committee shall be final and binding in all respects on the

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Administrator, the Company, Trustee, claimant and all other persons. Except as otherwise provided by law, the review procedures of this Article shall be the claimant’s sole and exclusive remedy and shall be in lieu of all actions at law, in equity, pursuant to arbitration or otherwise.

If the law provides that the claimant shall be permitted to bring a legal, equitable or other action alleging a claim for benefits hereunder, no legal, equitable or other action may be commenced against the Company, a Participating Company or Affiliate, the Trust and Plan, the Administrator or the Committee or any officer, employee, director, board or member of any of the foregoing, by any claimant:

(1)	prior to the exhaustion of all administrative remedies under this claims procedures; or

(2)	after the first one-year anniversary of the issuance (or deemed issuance) of the final decision of the Committee.

Any such action may be submitted and filed only in the United States District Court for the Northern District of Ohio. Any information, issues, rationale or reasons not presented or raised by the Claimant during the claims and appeals proceedings hereunder and prior to the time the Committee’s final decision has been rendered or deemed rendered may not be raised in any legal, equitable or other action.

16.8 Decisions Shall be Final and Binding.

The interpretations, determinations and decisions of the Administrator or Committee shall, except to the extent provided in Section 16.7, be final and binding upon all persons with respect to any right, benefit or privilege hereunder. The review procedures of Section 16.7 shall be the sole and exclusive remedy and shall be in lieu of all actions at law, in equity, pursuant to arbitration or otherwise, except as otherwise provided in ERISA.

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16.9 No Committee Member Liable.

Neither the Committee nor any Committee member (while functioning as a member of the Committee) shall be liable for any act taken by the Committee pursuant to any provision of this Trust and Plan, except for gross abuse of the discretion given the Committee or member hereunder. No member of the Committee shall be liable for the act of any other member.

16.10 Limitation of Liability.

Except as otherwise provided in ERISA, the Company, Administrator, Committee, Board of Directors, and their respective officers, employees and members, shall incur no personal liability of any nature whatsoever in connection with any act done or omitted to be done in the administration of this Trust and Plan. No person shall be liable for the act of any other person.

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ARTICLE 17

PROHIBITION AGAINST ALIENATION

17.1 General Prohibition on Alienation.

Neither any property nor any interest in any property held for the benefit of any Accountholder shall be alienated, disposed of or in any manner encumbered, voluntarily, involuntarily or by operation of law, while in the possession or control of the Trustee except by an act of the Trustee or the Accountholder specifically authorized hereunder. If by reason of any act of any Accountholder, or by operation of law or by the happening of any event, or for any reason, except by an act of the Trustee or such person specifically authorized hereunder, such property or any interest therein would, except for this provision, cease to be enjoyed by such person, or if by reason of an attempt of such person to alienate, charge or encumber such property or any interest therein, or by reason of the bankruptcy or insolvency of such person, or by reason of any attachment, garnishment or other proceedings, or by reason of any order, finding or judgment of court, either at law or in equity, such property or any interest therein would, except for this provision, vest in or be enjoyed by some person, firm or corporation otherwise than as provided in this Trust and Plan, in any of such events, the trusts herein expressed concerning all of such property so payable to or held for the benefit of such person shall cease and terminate as to him. Thereafter during his life such property, subject to such interests or rights, if any, as any other person may have in or to such property as provided in this Trust and Plan, shall be held by the Trustee, but the Trustee meanwhile may pay to or expend for the support, comfort, and maintenance of such Accountholder, may pay to or expend for the support, comfort and maintenance of his spouse and/or may pay to or expend for the support, comfort and maintenance of his child or children, such sums and such sums only, as directed by

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the Administrator, in writing, retaining any undistributed part of such property until such Accountholder’s death.

17.2 Distribution of Assets on Death.

If any person who shall be subject to the provisions of Section 17.1 hereof shall die before receiving all of such property which he would have received except for the operation of the provisions of said Section 17.1, then, upon or after his death, such undistributed property shall be disposed of as follows:

(a)

If such person was a Participant, such undistributed property shall be disposed of as provided in such Participant’s designation of Beneficiary on file with the Administrator at the time of his death, or as provided in Section 12.4 in the event that such designation shall not provide for complete distribution of such undistributed property or no designation of Beneficiary shall be on file with the Trustee; or

(b)

If such person shall be a Beneficiary or Alternate Payee of a Participant, such undistributed property shall be distributed to the person or persons designated by such Beneficiary or Alternate Payee as his Beneficiary, or if no such designation has been made, to the person or persons who upon such Beneficiary’s or Alternate Payee’s death would be entitled to inherit such undistributed property under the laws of Ohio then in force if such undistributed property had then belonged to such Beneficiary and he had then died intestate domiciled in Ohio.

17.3 Right to Benefits by Alternate Payee, Etc.

Notwithstanding Sections 17.1 and 17.2 hereof to the contrary, the following shall not be treated as an assignment or alienation prohibited by said Sections 17.1 and 17.2:

(a)

the creation, assignment or recognition of a right to any benefit under the Trust and Plan payable in respect of a Participant to an Alternate Payee pursuant to a Qualified Domestic Relations Order; or

(b)

the offset of a Participant’s or former Participant’s benefit under this Trust and Plan against an amount that such Participant or former Participant is ordered or required to pay to this Trust and Plan where:

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(1)

the order or requirement to pay arises under a judgment for a crime involving this Trust and Plan, a civil judgment, consent order or decree for violation or alleged violation of fiduciary duties as stated in part 4 of subtitle B of title I of ERISA, or pursuant to a settlement agreement between the Secretary of Labor or the Pension Benefit Guaranty Corporation and the Participant or former Participant for violation or alleged violation of fiduciary duties as stated in part 4 of subtitle B of title I of ERISA by a fiduciary or any other person; and

(2)

the judgment, order, decree, or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to this Trust and Plan against the Participant’s or former Participant’s benefits provided by this Trust and Plan; and

(3)

to the extent, if any, that survivor annuity requirements apply to distributions to the Participant or former Participant under Section 401(a)(11) of the Code, the rights of such Participant’s or former Participant’s spouse are preserved in accordance with Section 401(a)(13)(C)(iii) of the Code; or

(c)

any other arrangement, transfer or transaction which is not treated as a prohibited assignment or alienation under Section 401(a)(13) of the Code and the regulations thereunder or other applicable law.

17.4 Notification of Parties and Determination Whether Qualified.

In the event the Trust and Plan is served with a Domestic Relations Order, the Administrator shall promptly notify the concerned Participant and any concerned Alternate Payee of the receipt of such Domestic Relations Order and the Trust and Plan’s procedures for determining whether such Domestic Relations Order is a Qualified Domestic Relations Order. Within a reasonable time after receipt of such Domestic Relations Order, the Administrator shall determine whether such Domestic Relations Order is a Qualified Domestic Relations Order and shall notify the Participant and any concerned Alternate Payee of its determination.

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17.5 Interim Procedures.

(a)

During any period in which the issue of whether a Domestic Relations Order is a Qualified Domestic Relations Order is being determined (whether by the Administrator, a court of competent jurisdiction, or otherwise), the Administrator shall segregate under the Trust and Plan the amounts which would have been payable to an Alternate Payee during such period if the order had been, during such period, determined to be a Qualified Domestic Relations Order. If, within eighteen (18) months after the Trust and Plan is served with such Domestic Relations Order, the Domestic Relations Order (or a modification thereof) is determined to be a Qualified Domestic Relations Order, the Administrator shall hold and dispose of the amounts so segregated in accordance with the terms of the Qualified Domestic Relations Order. If within eighteen (18) months after the Trust and Plan is served with such Domestic Relations Order, it is determined that the Domestic Relations Order is not a Qualified Domestic Relations Order or the issue with respect to whether the Domestic Relations Order is a Qualified Domestic Relations Order is not resolved, the amounts so segregated shall be once again maintained for the benefit of the person who would have been entitled to such amounts as though the Trust and Plan had never been served with such Domestic Relations Order. Any determination that a Domestic Relations Order is a Qualified Domestic Relations Order which is made after the close of the eighteen (18) month period after the Trust and Plan was served with such Domestic Relations Order shall be applied prospectively only.

(b)

In addition to the above, during any period in which the Administrator has reasonable cause to believe that a Domestic Relations Order will be submitted to the Plan for review, the Administrator shall take such reasonable steps as it deems prudent, such as placing a temporary “hold” on a Participant’s account to prevent the Participant from taking a loan, withdrawal or distribution, so that the Participant and Alternate Payee can take appropriate actions to determine their rights to the Account, submit a draft and/or an executed Domestic Relations Order to the Administrator and have the Domestic Relations Order reviewed to determine if it is a Qualified Domestic Relations Order.

17.6 Investment of Separate Account.

The amounts segregated under Section 17.5 above after the Trust and Plan is served with a Domestic Relations Order shall be invested as the Investment Committee shall

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direct until the Administrator makes a determination whether such Domestic Relations Order is a Qualified Domestic Relations Order.

17.7 Review Procedures.

Any Participant or Alternate Payee who is affected by a Domestic Relations Order served upon the Trust and Plan may request a review by such Committee of the Administrator’s determination with respect to the qualification or lack of qualification of such Domestic Relations Order upon written notice to the Appeals Committee appointed pursuant to Article 16 hereof. Any such review by the Committee shall be subject to the rules and procedures set forth in Article 16 hereof.

17.8 Status of Alternate Payee.

Any Alternate Payee who is entitled to receive amounts from the Trust and Plan pursuant to a Qualified Domestic Relations Order shall, with respect to the Trust and Plan, to the extent of the Alternate Payee’s interest in the Trust and Plan, have such rights as are specified in the Qualified Domestic Relations Order, but no greater than a Beneficiary shall have. Without limiting the generality of the foregoing, payment may be made to the Alternate Payee prior to the Participant’s “earliest retirement age,” as defined in Section 414(p) of the Code, if so provided in the Qualified Domestic Relations Order.

17.9 Payment in Lump Sum Form.

Notwithstanding anything contained in the Trust and Plan to the contrary, an immediate lump sum distribution shall be made to an Alternate Payee if such distribution is authorized by a Qualified Domestic Relations Order, even if the affected Participant has not had a Termination of Employment.

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ARTICLE 18

TOP-HEAVY PROVISIONS

18.1 Restrictions.

During any Plan Year that this Trust and Plan is top-heavy as determined in accordance with Section 18.2 hereof, the special restrictions contained in Section 18.3 shall apply.

18.2 Determination of Top-Heavy Status.

This Trust and Plan shall be considered to be top-heavy in any Plan Year if, as of the Determination Date for such Plan Year, all the aggregation groups of which this Trust and Plan is a member are top-heavy groups. In the event that in any Plan Year this Trust and Plan is a member of an aggregation group which is not a top-heavy group, this Trust and Plan shall not be considered to be top-heavy for such Plan Year.

Unless the context otherwise indicates, the following terms used herein shall have the following meanings whenever used in this Article:

(a)	“Determination Date” shall mean, for the first Plan Year, the last day thereof, and thereafter shall mean, for any other Plan Year, the last day of the preceding Plan Year;

(b)

“Key Employee shall mean a “key employee” as described in Section 416(i) of the Code which is hereby incorporated by reference and which is described for informational purposes herein as any Employee or former Employee of a Participating Company or an Affiliate who at any time during the Plan Year is:

(1)

an officer of a Participating Company or an Affiliate having Testing Compensation from the Participating Company and all Affiliates for the Plan Year of determination greater than One Hundred Seventy Thousand Dollars ($185,000.00 for 2020) plus any increase for cost-of-living as determined from time to time in accordance with Section 416(i) of the Code;

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(2)	a five percent (5%) actual or constructive owner of a Participating Company or any Affiliate; or

(3)

a one percent (1%) actual or constructive owner of a Participating Company or any Affiliate having Testing Compensation from a Participating Company and all Affiliates for the Plan Year of determination greater than One Hundred Fifty Thousand Dollars ($150,000.00);

provided that any such Employee also performed services for a Participating Company or an Affiliate during the one (1) Plan Year period ending on the Determination Date; and provided that an amount held for the Beneficiary of a Key Employee who is deceased shall be deemed to be an amount held for a Key Employee;

(c)	“non-Key Employee” shall mean any Employee of a Participating Company or an Affiliate who is not a Key Employee, including any Employee who was formerly a Key Employee;

(d)

“Permissive Aggregation Group” shall mean the Required Aggregation Group plus each pension, profit sharing and stock bonus plan of a Participating Company or any Affiliate, including each such plan terminated during the five (5) year period ending on the Determination Date, which, when considered as a group with the Required Aggregation Group, would continue to comply with Sections 401(a)(4) and 410 of the Code;

(e)

“Required Aggregation Group” shall mean each pension, profit sharing and stock bonus plan of a Participating Company or any Affiliate, including each such plan terminated during the five (5) year period ending on the Determination Date, in which a Key Employee is a Participant and each other pension, profit sharing and stock bonus plan which enables such plans to meet the requirements of Section 401(a)(4) or 410 of the Code;

(f)	“Top Heavy Group” shall mean any aggregation group if the sum, as of the Determination Date, of:

(1)	the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in such group; and

(2)	the aggregate of the account balances of Key Employees under all defined contribution plans included in such group;

exceeds sixty percent (60%) of a similar sum determined for all Participants, former Participants and Beneficiaries permitted to be

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taken into account pursuant to Section 416(g) of the Code, with such values being determined for each plan as of the most recent Top-Heavy Valuation Date occurring within the twelve (12) month period ending on the Determination Date and subject to appropriate adjustments under said Section 416(g) and lawful regulations issued thereunder, including the requirement that benefits and accounts of an Employee be increased by the in-service distributions with respect to such Employee during the five (5) year period ending on the Determination Date and all other distributions with respect to such Employee during the one (1) year period ending on the Determination Date; and

(g)

“Top-Heavy Valuation Date” means the date as of which the present value of cumulative accrued benefits and the value of Account balances are determined and shall be deemed to be the first day of each Plan Year.

In making any of the aforementioned determinations, contributions due but unpaid as of the Determination Date shall be included in determining the value of Account balances, if any. In addition, the present value of cumulative accrued benefits shall be determined as if they accrued no more rapidly than the slowest rate of accrual permitted under the fractional rule of Section 411(b)(1)(C) of the Code utilizing the actuarial factors and assumptions for all defined benefit plans included in the aggregation groups. Furthermore, for purposes of making the aforementioned calculations with respect to defined benefit plans, proportional subsidies, and benefits not relating to retirement benefits such as pre-retirement death and disability benefits and post retirement medical benefits, are to be disregarded but nonproportional subsidies are to be taken into account.

18.3 Top-Heavy Minimum Contributions.

During any Plan Year that this Trust and Plan is top-heavy, a Participating Company shall make a contribution on behalf of each non-Key Employee employed by such Participating Company who is a Participant on the Allocation Date coinciding with the last day

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of such year, or who was a Participant whose employment terminated on or as of said Allocation

Date which is at least equal to the greater of (a) or (b) below where:

(a)	equals the lesser of (1) or (2) below where:

(1)	equals three percent (3%) of the non-Key Employee’s Testing Compensation from the Participating Company and all Affiliates during the Plan Year; and

(2)

equals the largest percentage of Testing Compensation from the Participating Company and all Affiliates (disregarding any such Testing Compensation in excess of the compensation limit in effect under Section 401(a)(17) of the Code as described in Section 2.14 hereof) provided to any Key Employee by the contributions of the Participating Companies; and

(b)

equals such other percent of the non-Key Employee’s Testing Compensation from the Participating Company and all Affiliates as may be necessary to satisfy the requirements of Section 401 and 416 of the Code as prescribed by the Secretary of the Treasury in lawful regulations.

For purposes of determining the percentage set forth in subsection (a)(2) above, a Participating Company’s contribution made pursuant to Section 4.1 hereof in accordance with a Participant’s election under said Section (including an automatic deemed election under Section 4.1(a) hereof) shall be taken into account, but the Participating Company’s contribution made pursuant to Section 4.1 hereof in accordance with a non-Key Employee’s election under said Section (including an automatic deemed election under Section 4.1(a) hereof) shall not be taken into account in determining compliance with this Section. Matching contributions shall be taken into account for purposes of determining the percentage set forth in subsection (a)(1) above.

If this Trust and Plan is top-heavy for a Plan Year and if a Participant who is a non-Key Employee is also a Participant in any other defined contribution plan maintained by a Participating Company or Affiliate, the minimum provided hereunder shall be provided before any minimum under such other plan and shall reduce the amount of the top-heavy minimum, if

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any, required thereunder. Furthermore, if this Trust and Plan is top-heavy for a Plan Year and if a Participant who is a non-Key Employee is also a Participant in any defined benefit plan maintained by a Participating Company or Affiliate, the minimum provided under this Trust and Plan shall be provided before any minimum under such defined benefit plan and the benefit provided under such defined benefit plan shall be offset by the actuarial equivalent of the amounts, if any, allocated to the Participant’s Accounts under this Trust and Plan and any other defined contribution plan maintained by a Participating Company or Affiliate.

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ARTICLE 19

LIMITATIONS ON ANNUAL ADDITIONS

19.1 Maximum Annual Additions.

Notwithstanding anything contained in this Trust and Plan to the contrary, in no event shall a Participant’s Annual Additions under this Trust and Plan and under the plans of any Related Employer, individually or in the aggregate, be greater than the maximum allowable amounts determined in accordance with Section 415 of the Code (including any cost of living adjustments made pursuant to Section 415(d) of the Code), which is incorporated herein by reference.

19.2 Excess Amounts.

Allocations to a Participant’s Account shall be monitored to prevent an allocation of Annual Additions in excess of the maximum allowable amounts under Section 415. All Elective Contributions made pursuant to a Participant’s election under Section 4.1 hereof (including an automatic deemed election under Section 4.1(b) hereof) and any related matching contributions, as well as any allocations under any other defined contribution plans of the Participating Company or any Related Employer in which the Participant participates in the same Limitation Year, shall be stopped immediately at the time a Participant reaches the maximum allowable amount prior to the end of a Limitation Year. In the event that a Participant has excess Annual Additions, adjustment under Section 415 of the Code shall be made in accordance with the correction methods set forth in Rev. Proc. 2006-27 (or any successor guidance).

19.3 Definitions.

For purposes of calculating the maximum allowable amounts under Section 19.1 hereof, a Participant’s “Limitation Year” shall have the same meaning as that set forth in Article

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2 hereof and his Compensation shall mean his “Testing Compensation” as defined in Article 2 of this Trust and Plan.

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ARTICLE 20

ROLLOVERS AND TRANSFERS INVOLVING OTHER

QUALIFIED RETIREMENT PLANS

20.1 Rollovers and Transfers From Other Tax Qualified Trust and Plans.

In the event that:

(a)	any Covered Employee shall have prior to becoming a Covered Employee of a Participating Company, participated in:

(1)	another qualified retirement plan which met the requirements of Section 401(a) of the Code;

(2)	an Individual Retirement Account which holds funds previously distributed to a Covered Employee from a qualified plan described in Section 401(a) of the Code;

(3)	an annuity contract described in Section 403(b) of the Code, excluding employee contributions to said annuity contract; or

(4)	an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state; and

(b)	either:

(1)	the custodian or trustee of the assets held pursuant to said other plan on behalf of said Covered Employee; or

(2)

the custodian or trustee of the assets of an individual retirement account established pursuant to Section 408 of the Code to hold the assets distributed to said Covered Employee from said other plan or, if said Covered Employee is a rehired Employee, the assets so held are from this Trust and Plan; or

(3)	the Covered Employee who holds cash assets distributed to him during the preceding sixty (60) days from such other plan or from an individual retirement account described in subsection (b)(2) above;

shall agree to transfer said assets to the Trustee hereunder; and

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(c)

the assets to be so transferred are attributable to contributions made by or on behalf of said Covered Employee under such other qualified retirement plan, this Trust and Plan or a Predecessor Plan and shall not be made available to said Covered Employee in the course of the transfer except to the extent permitted by subsection (b)(3) above; and

(d)	the Administrator consents to the transfer;

the Trustee hereunder shall accept such transferred assets and hold and administer them pursuant to the terms and provisions of this Trust and Plan and this Article. The Trustee shall also accept from a Covered Employee a transfer or rollover from a plan or arrangement described in the preceding paragraph which the Covered Employee has received as the surviving spouse of an individual who participated in such plan or arrangement, or as an Alternate Payee under a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code. The Trustee hereunder shall accept a transfer or rollover from a plan or arrangement described in the preceding paragraph which the Covered Employee has received as the nonspouse beneficiary of an individual who participated in such plan or arrangement.

Upon the receipt of said assets, the Trustee shall value them pursuant to the terms and provisions of Article 8 hereof and appropriately credit the fair market value of such assets to a Rollover Account established for the Covered Employee on whose behalf the assets were so transferred. The Trustee shall establish such subaccounts within a Covered Employee’s Rollover Account as the Trustee shall deem necessary or desirable. Amounts credited to any Rollover Account of a Covered Employee shall be fully vested and nonforfeitable at all times. The distribution restrictions and limitations under Section 401(k) of the Code shall continue to apply to elective deferrals that are transferred to this Trust and Plan from another qualified plan sponsored by a Participating Company or an Affiliate.

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To the extent said rollover assets contain “designated Roth contributions” (as defined later in this paragraph), the Trustee will separately account for such contributions in accordance with the provisions of Section 8.2, including separate accounting for the portion of the amounts that is includible in gross income and the portion that is not includible in gross income, if applicable. If the Trustee accepts a direct rollover of “designated Roth contributions”, the Trustee and Administrator shall be entitled to rely on a statement from the distributing plan’s administrator identifying (i) the Covered Employee’s basis in the rolled over amounts; and (ii) the date on which the Covered Employee’s 5-taxable-year period of participation (as required under Code Section 402A(d)(2) for a qualified distribution of “designated Roth contributions”) started under the distributing plan. If the 5-taxable-year period of participation under the distributing plan would end sooner than the Covered Employee’s 5-taxable-year period of participation under the Trust and Plan, the 5-taxable-year period of participation applicable under the distributing plan shall continue to apply with respect to such rollover Amounts. Any rollover of “designated Roth contributions” shall be subject to the requirements of Section 402(c) of the Code. For purposes of this paragraph, a “designated Roth contribution” shall mean any elective deferrals made to another plan that would be excludable from a Covered Employee’s income, but for the Covered Employee’s election to designate such contributions as Roth contributions and include them in income.

Notwithstanding any other provision of this Section, in no event shall any assets be transferred from another qualified retirement plan to this Trust and Plan if the transfer of such assets would require that the provisions of this Trust and Plan governing distributions be amended to comply with the provisions of Section 401(a)(11) of the Code or to provide for any

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distribution rights, optional forms of benefit or other rights or features not otherwise provided for under this Trust and Plan.

20.2 Special Rules Relating to Rollover of Loan Balances.

In the event that:

(a)	an individual becomes a Covered Employee hereunder as a result of an acquisition by a Participating Company;

(b)	such Covered Employee was a participant under a qualified defined contribution retirement plan in which such acquired entity participated (“Acquiree’s Plan”);

(c)	such Covered Employee had a loan outstanding under the Acquiree’s Plan as of the acquisition date, which loan is not in default as of the date of rollover; and

(d)	such Covered Employee elects to roll over to this Trust and Plan amounts, other than such loan note, distributed to him from the Acquiree’s Plan pursuant to Section 20.1 hereof;

then such Covered Employee shall be permitted to roll over to this Trust and Plan any note and the related loan and security interest in such Covered Employee’s accounts under the Acquiree’s Plan. The Administrator hereunder shall continue to administer the note, loan and security interest in accordance with their terms to the extent consistent with ERISA and the Code; provided, however, that if necessary to conform such loan to the Participating Company’s payroll system, the Administrator may require the reamortization of such loan over a period not to exceed the remaining term of such loan. Such Covered Employee shall execute such documents, including but not limited to any payroll deduction forms, as the Administrator shall require.

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ARTICLE 21

AMENDMENT AND TERMINATION

21.1 Power to Amend.

This Trust and Plan may be modified, altered, amended or changed by the Company with respect to all or any one of the Participating Companies at any time or from time to time, prospectively or retroactively, without the consent of any Participating Company or Affiliate, as evidenced by an instrument in writing, executed in the name of the Company by a proper officer or officers of the Company, acting pursuant to authorization or ratification of the Board of Directors of the Company, provided that:

(a)	no amendment shall deprive any Accountholder of any vested rights to which he is entitled under this Trust and Plan;

(b)

no amendment shall provide for the use of the Trust Fund for any purpose other than for the benefit of the Employees of the Participating Companies and their Beneficiaries to an extent greater than is provided in Section 24.4 hereof; and

(c)

no amendment shall cause any funds contributed to this Trust and Plan or any assets of the Trust Fund to revert to or be made available to the Company or any Participating Company or Affiliate, to an extent greater than is provided in Section 24.4 hereof.

After any amendment hereto is adopted, a copy of the instrument executed as above provided shall be furnished to the Trustee.

21.2 Power to Terminate.

The Company may terminate this Trust and Plan at any time as evidenced by an instrument in writing executed in the name of the Company by a proper officer or officers of the Company, acting pursuant to authorization or ratification of the Board of Directors of the Company. The Company shall notify the Administrator of any such termination.

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21.3 Procedures on Termination of Trust and Plan.

Upon termination of this Trust and Plan, all assets of the Trust held on behalf of Participants employed by a Participating Company, after deduction therefrom of any accrued expenses and fees of the Trustee and any expenses and fees relating to such termination incurred or to be incurred by the Trustee, shall be allocated among the then existing Accounts of Participants employed by such Participating Company. Each such Account shall be allocated that portion of such assets of the Trust which bears the same relationship to the total of such assets as the amount then standing credited to such Account bears to the total amounts then standing credited to all Accounts of Participants employed by such Participating Company. The amounts thus allocated shall be forthwith distributed to the Participant for whose benefit the Accounts were established if he is living on the date of termination, or if he shall have died before distribution, to his designated Beneficiary, as determined in accordance with the provisions of Article 12 hereof; provided, however, that in the discretion of the Administrator, distribution may be delayed pending receipt of a favorable determination letter from the Internal Revenue Service with respect to the termination of the Plan.

21.4 Partial Termination of Trust and Plan or Complete Discontinuance of Contributions.

Upon the partial termination of this Trust and Plan or upon complete discontinuance of contributions to this Trust and Plan by any Participating Company, the Trustee shall continue to administer this Trust and Plan in the manner in which this Trust and Plan was administered before any such partial termination and a Participant shall only be entitled to receive benefits upon the occurrence of an event which under the terms of this Trust and Plan would entitle him to receive such benefits. For purposes of this Section, the Trustee shall not

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treat an event as a “partial termination” unless: (a) the Company has so designated such event in a writing delivered to the Trustee; or (b) such event has been finally and expressly determined to be a partial termination within the meaning of Section 411(d) of the Code in an administrative or judicial proceeding to which both the Company and the Commissioner of Internal Revenue or his delegate were parties.

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ARTICLE 22

PARTICIPATING COMPANIES

22.1 Designation of Participating Companies.

An Affiliate of the Company shall become a Participating Company under this Trust and Plan with the approval of the Board of Directors of the Company (which may be by ratification of prior actions of the Company). In such event, such Participating Company shall be added to Section 2.34 hereof. The Participating Companies on the Restatement Date are identified in Section 2.34 hereof.

22.2 Withdrawal by Participating Company.

A Participating Company, by action of its Board of Directors, may withdraw from the Trust and Plan at any time. The Company, by action of its Board of Directors, may order the withdrawal of a Participating Company.

22.3 Supplemental Agreements.

The Company may determine that special provisions shall be applicable to some or all of the Employees of a Participating Company, either in addition to or in lieu of the generally applicable provisions of this Trust and Plan, or may determine that certain Employees otherwise eligible to participate in this Trust and Plan shall not be eligible to participate in this Trust and Plan. In such event, the Company shall adopt a Supplemental Agreement with respect to the Participating Company which employs such individuals which Supplemental Agreement shall specify the Employees of the Participating Company covered thereby and the special provisions applicable to such Employees. Any Supplemental Agreement shall be deemed to be a part of this Trust and Plan solely with respect to the Employees specified therein.

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22.4 Amendment of Supplemental Agreements.

The Company, from time to time, may amend, modify or terminate any Supplemental Agreement pursuant to the procedures described in Article 21 hereof for the amendment of the Trust and Plan. No such action shall operate so as to deprive any Employee who was covered by such Supplemental Agreement of any vested rights to which he is entitled under this Trust and Plan or the Supplemental Agreement except as provided in Article 21 hereof.

22.5 Administration of Accounts Upon Termination of Participation by a Participating Company.

Upon the termination of participation by a Participating Company, the Trustee shall administer the Accounts of the Participants employed by an affected Participating Company in the manner set forth below:

(a)

if the Participating Company ceases to be a Participating Company but any Employee thereof continues to be employed by a Participating Company or an Affiliate, the affected Accounts of such Participants in such Participating Company shall continue to be held hereunder and shall be eligible for distribution upon his Termination of Employment with a Participating Company and all Affiliates or as otherwise provided under the terms of this Trust and Plan.

(b)

if the Participating Company ceases to be a Participating Company and also ceases to be an Affiliate, the affected Accounts shall be treated as if the Participant had incurred a Termination of Employment on the date of cessation of Affiliate status and the amount credited to the Participant’s Account shall become distributable as if such a Termination of Employment had occurred subject to the limitations on distributions under such circumstances as set forth in Section 401(k) of the Code.

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22.6 Delegation of Authority.

The Company is hereby fully empowered to act on behalf of itself and the other Participating Companies as it may deem appropriate in maintaining the Trust and Plan. Without limiting the generality of the foregoing, such actions include obtaining and retaining tax qualified status for such Trust and Plan and appointing attorneys-in-fact in pursuit thereof. Furthermore, the adoption by the Company of any amendment to the Trust and Plan or the termination thereof, will constitute and represent, without any further action on the part of any Participating Company, the approval, adoption, ratification or confirmation by each Participating Company of any such amendment or termination. In addition, the appointment of or removal by the Company or the Investment Committee, as applicable, of any Appeals Committee member, any Administrator, Trustee, Investment Manager or other person under the Trust and Plan shall constitute and represent, without any further action on the part of any Participating Company, the appointment or removal by each Participating Company of such person.

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ARTICLE 23

CERTAIN TRANSFERRED PARTICIPANTS

23.1 Definitions.

For purposes of this Article, the following terms shall have the meaning as set forth below.

(a)	“Transferee Participant” shall mean any Covered Employee who becomes a Participant hereunder and on whose behalf amounts are transferred to the Trust Plan from the Union 401(k) Plan.

(b)	“Union 401(k) Plan” shall mean the RPM International Inc. Union 401(k) Trust and Plan.

23.2 Applicability.

This Article 23 shall apply only as long as the Trust and Plan and the RPM Union 401(k) Plan shall be administered and invested on a substantially similar basis, and the Administrator shall have full discretion to determine when the provisions of this Article shall apply.

23.3 Deferral Elections.

A Transferee Participant’s deferral election in effect under the Union 401(k) Plan immediately prior to the date he commences participation hereunder shall be deemed to be the deferral election in effect under Section 4.1 of the Trust and Plan as of the date he commences participation hereunder and shall be treated as an ongoing election until changed in accordance with Article 4 of the Trust and Plan.

23.4 Establishment of Accounts.

At such time as a Covered Employee becomes a Transferee Participant hereunder, Accounts shall be established on his behalf pursuant to Article 8 hereof, and the assets of

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accounts held on his behalf under the Union 401(k) Plan shall be transferred to the Trust and Plan and credited to the like Accounts established on his behalf hereunder.

23.5 Transferee Participant Direction of Investments.

Investment directions made by a Transferee Participant that are in effect under the Union 401(k) Plan immediately prior to his date of transfer shall be deemed to be the investment directions in effect under Article 7 of the Trust and Plan as of the date of a Transferee Participant commences participation hereunder and shall remain in effect until such time as investment directions are changed in accordance with the procedures for changing investment directions set forth in Article 7 of the Trust and Plan.

23.6 Transferred Loans.

In the event that any portion of the amounts transferred from the Union 401(k) Plan with respect to a Transferee Participant consists of a note (and the related loan and security interest in such Transferee Participant’s Accounts), then the Administrator shall continue to administer the note, loan and security interest in accordance with their terms to the extent consistent with ERISA and the Code, and the Transferee Participant shall execute such documents, including but not limited to any payroll deduction authorization forms, as the Administrator shall require.

23.7 Designation of Beneficiary.

A Transferee Participant’s designation of Beneficiary, made in accordance with the Union 401(k) Plan shall continue in effect on and after the date he becomes a Participant hereunder with respect to benefits payable under Article 12 of the Trust and Plan until such time as he changes said designation of Beneficiary pursuant to said Article 12.

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23.8 Other Transferred Participants.

In the event that (a) a Covered Employee previously participated in a qualified retirement plan sponsored by a Participating Company or an Affiliate, other than the Union 401(k) Plan, (b) said Covered Employee becomes a Participant hereunder in accordance with Article 3 hereof, and (c) assets held in accounts under said other qualified retirement plan are transferred to the Trust and Plan on his behalf, then the Administrator may, in its discretion, apply the provisions of Sections 23.3 through 23.7 to such a Participant.

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ARTICLE 24

MISCELLANEOUS

24.1 Bankruptcy or Insolvency.

In the event that a Participating Company shall at any time be judicially declared bankrupt or insolvent, or in the event of its dissolution, merger or consolidation without any provisions being made for the continuation of this Trust and Plan, the Trust and Plan created hereunder shall terminate as to Participants employed by such Participating Company and the Trustee shall make distributions as provided in Section 21.3 hereof; provided, however, that no such distribution shall be made prior to the Termination of Employment of any such Participants (or the earlier complete termination of the Trust and Plan with respect to all Participants in accordance with Section 401(k)(10) of the Code).

24.2 Mergers, Consolidations and Transfers of Assets.

In the event the Trust and Plan shall merge or consolidate with, or transfer any of its assets or liabilities to any other plan, each Accountholder shall be entitled to receive, if the Trust and Plan were terminated immediately thereafter, a benefit which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer if the Trust and Plan had then terminated, in accordance with Section 414(1) of the Code and Section 208 of ERISA.

24.3 No Employment, Legal or Equitable Right Created.

Nothing contained herein, nor any contribution made hereunder, nor any other acts done in pursuance of this Trust and Plan, shall be construed as entitling any Participant to be continued in the employ of a Participating Company or any Affiliate for any period of time nor as obliging a Participating Company or any Affiliate to keep any Participant in its employ for any period of time, nor shall any Employee of a Participating Company or any Affiliate, nor

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anyone else, have any rights whatsoever, legal or equitable, against a Participating Company, the Committee, the Administrator or the Trustee as a result of this Trust and Plan except those expressly granted to him hereunder.

24.4 Prohibition on Reversions.

No contribution or payment by a Participating Company to the Trustee of this Trust and Plan, nor any income of the Trust Fund, shall in any event revert or be credited to or be used for the benefit of a Participating Company, and all such contributions, payments and income shall be used solely and exclusively for the benefit of the Participants and their Beneficiaries under this Trust and Plan, except that the Trustee shall return to a Participating Company upon written request of the Company:

(a)

any contributions made by the Participating Company by a mistake of fact, provided such contributions are returned to the Participating Company within one (1) year after the date such contributions were made;

(b)

any contributions made for Plan Years during which this Trust and Plan does not initially qualify under Section 401(a) of the Code, provided such contributions are returned to the Participating Company within one (1) year after the date of denial of qualification; and

(c)

any contributions, to the extent that their deduction is disallowed under Section 404 of the Code, provided that such disallowed contributions are returned to the Participating Company within one (1) year after the disallowance of the deduction.

Notwithstanding the foregoing, any contributions or part thereof described in (a), (b) or (c) above that are made to the Trust and Plan by a Participating Company pursuant to a Participant’s election under Section 4.1 hereof (including an automatic deemed election under Section 4.1(b) hereof) shall not be returned to a Participating Company, but shall instead be returned to the Participant at whose election such contributions were made.

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24.5 Procedures for Spousal Consent.

If any provision of this Trust and Plan shall require the consent of the spouse of a Participant, such consent shall be made in writing, with the signature of the spouse notarized or witnessed by the Administrator or its representative, or shall be made in such other manner as may be permitted by law. Notwithstanding any provision hereof to the contrary, the consent of the spouse shall not be necessary if it is established to the satisfaction of the Administrator that the signature of the spouse cannot be obtained either because the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may prescribe by lawful regulations. Any consent given by a spouse pursuant to this Section shall be effective only with respect to such spouse and shall not be effective with respect to any other spouse of such Participant.

24.6 Spousal Consent.

Spousal consent is required pursuant to Section 12.5 hereof where a nonspouse Beneficiary is designated by a married Participant. Notwithstanding this or any other provision of this Trust and Plan to the contrary, the Administrator, where required by law or where it deems appropriate in its sole discretion and pursuant to reasonable and uniform rules it may establish, shall require spousal consent for actions taken, elections made, or the exercise of any rights by a married Participant under this Trust and Plan. Any consent by a spouse pursuant to this Section shall be made in accordance with Section 24.5 hereof.

24.7 Indemnification.

The Participating Companies shall jointly and severally indemnify, defend and hold harmless any officers, Employees or directors or former officers, Employees or directors of any Participating Company or Affiliate for all acts taken or omitted in carrying out the

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responsibilities of the Company, Participating Companies, Administrator, Appeals Committee or Trustee under the terms of this Trust and Plan or other responsibilities imposed upon such individuals by ERISA. This indemnification for all acts or omissions is intentionally broad, but shall not provide indemnification for embezzlement or diversion of funds for the benefit of any such individuals, nor shall it provide indemnification for excise taxes imposed under Section 4975 of the Code nor for civil penalties imposed under Section 502(l) of ERISA. The Participating Companies shall indemnify such individuals for expenses of defending an action by a Participant, Beneficiary, government entity or other person, including all legal fees and other costs of such defense. The Participating Companies will also reimburse such an individual for any monetary recovery in a successful action against any such person in any federal or state court or arbitration. In addition, if the claim is settled out of court with the concurrence of the Company, the Participating Companies shall indemnify such person for any monetary liability under said settlement. Notwithstanding the foregoing provisions of this Section, no indemnification shall be provided with respect to any person who is not an individual officer, Employee or director or former officer, Employee or director of a Participating Company or Affiliate nor with respect to any claim by a Participating Company or Affiliate against such individual.

24.8 Gender.

Whenever any pronoun is used herein, it shall be construed to include the masculine pronoun, the feminine pronoun or the neuter pronoun as shall be appropriate.

24.9 Number.

The singular shall include the plural, or vice versa, whenever the context so requires.

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24.10 Applicable Law.

This Trust and Plan shall be construed under and in accordance with the laws of the State of Ohio and of the United States of America.

24.11 Receipts and Releases.

Any payment to any Accountholder in accordance with the provisions of this Trust and Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Trustee, the Administrator, and the Company or any Participating Company or Affiliate, any of whom may require such Accountholder, as a condition precedent to such payment, to execute a receipt and release therefor in such form as shall be determined by the Trustee, the Administrator, or the Company or any Participating Company or Affiliate, as the case may be.

24.12 Separability.

If any provision of this Trust and Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions, and this Trust and Plan shall be construed and enforced as if such provisions had not been included, but instead, at the option of the Company, as if the Trust and Plan included such different provision as in the judgment of the Company would be valid and enforceable and yet would most nearly carry out the intent and purpose of the original provision and the Company may retroactively amend the Trust and Plan to add such provision.

24.13 Interpretation.

All provisions of this Trust and Plan shall be interpreted and administered in accordance with the provisions of ERISA and Section 401(a) of the Code and any successor section or sections, in a nondiscriminatory manner and in a manner which will assure compliance of this Trust and Plan’s operation therewith. Employees and Beneficiaries of Employees in

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similar circumstances shall receive such treatment hereunder as the Administrator may determine to be generally consistent.

24.14 Impossibility.

In the event that it becomes impossible for the Company, an Affiliate, a Participating Company, the Administrator or the Trustee to perform any act under this Trust and Plan, that act shall be performed which, in the judgment of the Company, the Affiliate, the Participating Company, the Administrator or the Trustee, as the case may be, will most nearly carry out the intent and purpose of this Trust and Plan.

24.15 Applicability of Restatement and Other Amendments Generally and to Participants Who Terminated Employment Prior to the Restatement Date or Effective Date of Amendment.

This restatement is generally effective January 1, 2020, but may reflect certain changes which apply to earlier dates. Except as otherwise provided herein, the terms and provisions of this restatement, and any other amendments to this Trust and Plan, apply with respect to the operation of the Trust and Plan and all rights, obligations and transactions hereunder on and after their effective dates. However, with respect to a Participant who retired, terminated employment or otherwise ceased to be a Covered Employee prior to the effective date of a change to this Trust and Plan, or to any person claiming benefits hereunder relating to such a Participant, in general:

(a)

such change shall be applicable to such Participant or person to the extent such change relates to administrative procedures or the powers of the Company or Administrator, or if the Code, ERISA or other relevant law requires such a change to apply to such Participants and persons; and

(b)

such change shall not be applicable to such Participant or person if the change relates to any other items, including but not limited to an increase in the benefit which would be payable to such person,

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the vesting of such benefit, or the distribution rights or options related thereto.

Notwithstanding the foregoing, where the provisions of this Trust and Plan specify the extent to which any such change shall be effective, such provisions shall govern.

24.16 Actions in Writing.

With respect to any election, consent, or other action or notice which is otherwise required under the terms of this Trust and Plan to be provided or made in writing, or to be executed or notarized, the Administrator may, to the extent not prohibited by law, including ERISA and the Code, adopt procedures under which such election, consent, other action or notice may be provided or made, in whole or in part, in another manner (including telephonically or electronically).

24.17 Correction of Errors.

In the event that, through oversight or mistake of fact or law, errors have been made in the administration of the Trust and Plan, the Administrator shall take such action, as it deems necessary, to correct said administrative errors.

24.18 Participants Who Terminate Employment Prior to a Merger or Transfer Date.

The right to benefits and the amount of benefits, if any, payable to a person who was a participant or a beneficiary of a person who was a participant under any qualified retirement plan that is merged into this Trust and Plan, or assets of which were transferred to this Trust and Plan, where such person terminated employment for any reason prior to the applicable merger or transfer date, shall generally be determined in accordance with the terms and provisions of the Supplement adopted with respect to such other qualified retirement plan and any applicable merger or transfer agreement (or, to the extent made applicable by such

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Supplement or merger or transfer agreement, the terms and provisions of such other qualified retirement plan), as well as the general terms and provisions of this Trust and Plan, including without limitation the administrative provisions and procedures of this Trust and Plan. However, except as otherwise specifically provided, neither the general provisions of this Trust and Plan, nor the provisions of a Supplement or merger or transfer agreement, shall be construed to increase the benefit which would be payable to such person, the vesting thereof, or the distribution rights or options related thereto.

24.19 Spouse.

Except where the context expressly requires otherwise, with respect to benefit distributions commencing on and after June 26, 2013, all references to “spouse,” “marriage” and related terms under this Plan and all Supplements shall for all purposes refer to an individual who is in a relationship recognized as a valid and legal marriage both under the laws of the state (including for this purpose any domestic or foreign jurisdiction having the legal authority to sanction marriages) in which the marriage was entered into, and for purposes of ERISA and Sections 401 through 417 of the Code. The provisions of this Section in effect prior to June 26, 2013 shall continue to apply with respect to benefit distributions which commenced prior to such date and related matters, except to the extent otherwise required in guidance issued on or after such date with respect to ERISA and such Sections of the Code. Notwithstanding any provision of this Plan to the contrary, the Administrator, where required by law or where it deems appropriate in its sole discretion, (i) may require Participants and Beneficiaries to provide such evidence of marital status as it determines advisable, taking into account any circumstances, and (ii) may require spousal consent for any actions taken, elections made, or the exercise of any

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rights by a married Participant under this Plan. Any consent by a spouse pursuant to this Section shall be made in accordance with Section 24.6 hereof.

24.20 Retroactive Amendment.

This Trust and Plan may be modified and amended retroactively, if necessary or appropriate to secure exemption and qualification under Section 401(a) of the Code, to reflect the operation of the Trust and Plan, to correct or clarify any provision therein, or for any other reason not prohibited by law. In the event that any Trust and Plan provision does not accurately reflect its intended meaning, due to any errors including omissions in drafting or preparation of the Trust and Plan document or any amendment, as demonstrated by consistent interpretations or other evidence of intent, or as determined by the Company in its sole and exclusive judgment as Trust and Plan sponsor, the provision shall be considered ambiguous and shall be interpreted by all Trust and Plan fiduciaries in a fashion consistent with its intent, as determined by the Company in its sole discretion. The Company may amend the Trust and Plan retroactively to cure any such ambiguity. This Section may not be invoked by any other person to require the Trust and Plan to be interpreted in a manner that is inconsistent with the interpretation of the Trust and Plan by Plan fiduciaries or to require any amendment to the Trust and Plan.

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IN WITNESS WHEREOF, RPM International Inc., by its officer duly authorized, has caused this Trust and Plan to be executed as of the 26th day of November 2019.

RPM INTERNATIONAL INC.

(“Company”)

By:	/s/ Janeen Kastner

The undersigned Trustee hereby acknowledges receipt of, accepts and agrees to be bound by the terms of this Trust and Plan.

FIDELITY MANAGEMENT TRUST
COMPANY

By:	/s/ Authorized Signatory

And:	/s/ Authorized Signatory

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APPENDIX A

TO THE

RPM INTERNATIONAL INC.

401(K) TRUST AND PLAN

(As Amended and Restated as of January 1, 2020)

Special Rules for Puerto Rico Employees

Generally Effective: January 1, 2011

Section 1.      Purpose and Effect.    The purpose of this Appendix A is to amend the RPM International Inc. 401(k) Trust and Plan (the “Trust and Plan”) to adopt the applicable qualification requirements of Sections 1081.01(a) and (d) of the Puerto Rico Internal Revenue Code of 2011, as amended (the “PR Code”). Reference to any section of the PR Code includes any regulations issued under the PR Code. In addition, any reference to the PR Code includes reference to any comparable or succeeding provisions or regulations under the PR Code that amends, supplements, or replaces the PR Code. The provisions of this Appendix A shall generally be effective as of January 1, 2011, and apply to current and former Covered Employees who are bona fide residents of Puerto Rico and whose Compensation is (or, in the case of a former Covered Employee, was) paid for services performed in Puerto Rico (“Puerto Rico Participants”).

Section 2.      Employer Contributions.    To the extent permissible under ERISA, each contribution made by the Participating Company with respect to a Puerto Rico Participant is expressly conditioned on the deductibility of such contribution under Section 1033.09 of the PR Code for the taxable year for which contributed. If the Puerto Rico Department of the Treasury disallows the deduction, or if the contribution was made by a mistake of fact, to the extent permitted by ERISA, such contributions shall be returned to the Participating Company within one (1) year after the disallowance of the deduction (to the extent disallowed), or after the payment of the contribution, respectively.

Section 3.      Limitations on Elective Contributions.    Notwithstanding anything in the Trust and Plan to the contrary, the amount of Elective Contributions for any Puerto Rico Participant under this Trust and Plan, together with the elective contributions made on behalf of such Puerto Rico Participant to other qualified plans maintained by the Company, shall not exceed the maximum deferral limitation set forth in PR Code Section 1081.01(d)(7)(A)(ii).

Section 4.      Additional Limitations on Puerto Rico Participants Elective Contributions.    For each Plan Year, in addition to satisfying the actual deferral percentage test of Section 401(k) of the Code (to the extent applicable), the Plan shall satisfy the actual deferral percentage test set forth in PR Code Section 1081.01(d)(3) and its regulations. In the event that the actual deferral percentage test of PR Code Section 1081.01(d)(3) is failed for any Plan Year, excess contributions relating to such Puerto Rico Participant shall not be distributed. Instead, in order to correct a failed test, the Participating Company may make a “qualified non-elective contribution,” as defined in PR Code Section 1081.01(d)(3)(E)(ii). Any “qualified non-elective contribution” shall be allocated among non-highly compensated Puerto Rico Participants, in the manner prescribed by PR Code Section 1081.01(d)(3) and the regulations thereunder.

Section 5.      Adjustment of a Puerto Rico Participant’s Elective Contributions.    Notwithstanding anything in this Appendix A to the contrary, the Administrator may, in its sole discretion, decrease or suspend the amount of the Elective Contributions to be made on behalf of any Puerto Rico Participant if the Administrator deems such decrease or suspension to be necessary to satisfy any of the limits described in this Appendix A.

Section 6.      Catch-up Contributions.    A Puerto Rico Participant who has attained age fifty (50) or will attain age fifty (50) before the close of the Plan Year, shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of Section 1081.01(d)(7)(C) of the PR Code and the regulations thereunder. Such catch-up contributions shall not be taken into account for purposes of determining the maximum contribution limit or annual additions pursuant to Sections 4 and 8 of this Appendix A.

Section 7.      Annual Limit on Compensation.    Effective for Plan Years beginning on and after January 1, 2012, the amount of Compensation taken into account under the Trust and Plan with respect to Puerto Rico Participants shall not exceed the limitation imposed by Code Section 401(a)(17), in accordance with PR Code Section 1081.01(a)(12) for the Plan Year. To the extent permitted under any regulation issued under the PR Code, such limitation shall be administered in the same manner as established under Code Section 401(a)(17) and as described in the Trust and Plan Section 2.14.

Section 8.      Annual Additions.    Effective for Plan Years beginning on and after January 1, 2012, in addition to any other benefit limitations set forth in the Trust and Plan and notwithstanding any other provision in the Plan to the contrary, and subject to the requirements of PR Code Section 1081.01(a)(11)(B), the Annual Additions allocated or attributable to a Puerto Rico Participant under the Trust and Plan shall not exceed the lesser of (i) the amount of annual additions permitted under Code Section 415(c) or such other amount specified under PR Code Section 1081.01(a)(11)(B); or (ii) 100% of the Puerto Rico Participant’s Compensation for the Plan Year. To the extent permitted under any regulations issued under the PR Code, this limitation shall be administered similar to the same limitation established under Code Section 415, as described in Article 19 of the Trust and Plan.

For purposes of this Section, all defined contribution plans of the Company shall be aggregated as a single defined contribution plan.

Section 9.      Highly Compensated Employee.    Notwithstanding any provision of the Trust and Plan to the contrary, for purposes of compliance with the provisions of PR Code Sections 1081.01(a)(3), 1081.01(a)(4) and 1081.01(d), a Puerto Rico Participant shall be considered a “Highly Compensated Employee” if he is (a) an officer of the Participating Company; (b) a shareholder owning more than 5% of the voting shares or total value of all classes of stock of the Participating Company; (c) a 5% owner of the capital interest or the profits of the Participating Company, if such Participating Company is not a corporation, as defined in the PR Code and its regulations, or (c) for the immediately preceding taxable year received compensation from the Participating Company in excess of the limitation in effect pursuant to Code Section 414(q)(1)(B), in accordance with PR Code Section 1081.01(d)(3)(E)(iii).

Section 10.      Employer Aggregation Rule.    Effective for Plan Years beginning on or after January 1, 2012, for purposes of determining the Trust and Plan’s compliance with PR Code Sections 1081.01(a) and (d), all employees of all corporations, partnerships or other entities that are members of: (i) a controlled group of corporations, within the meaning of PR Code Section 1010.04; (ii) a trade or business (whether or not incorporated) which is under common control within the meaning of PR Code Section 1010.05; and, (iii) an affiliate service group within the meaning of PR Code Section 1081.01(a)(14), and that employ Puerto Rico bona fide resident employees, must be considered as employees of the same employer, in accordance with PR Code Section 1081.01(a)(14) and any regulations issued thereunder.

Section 11.      Roth Contributions.    Puerto Rico Participants are not permitted to make Roth Contributions described in Sections 2.41 and Article 4 of the Trust and Plan.

Section 12.      Loans.    Notwithstanding the provisions of Article 10 of the Trust and Plan, a loan made by the Trust and Plan to a Puerto Rico Participant that does not meet the requirements of PR Code Section 1081.01(b)(3)(E), shall be considered a defaulted loan and treated as a taxable Plan distribution.

Section 13.      Hardship Distributions.    Notwithstanding any Trust and Plan provision to the contrary, the Administrator shall grant a hardship withdrawal only if it determines that the withdrawal is necessary to meet an immediate and heavy financial need of the Puerto Rico Participant. An immediate and heavy financial need of the Puerto Rico Participant means a financial need on account of:

(a)	unreimbursed medical expenses incurred, or that need to be incurred, by the Puerto Rico Participant, the Puerto Rico Participant’s spouse, or any dependent of the Puerto Rico Participant;

(b)	costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Puerto Rico Participant;

(c)

payment of tuition, related educational fees, for the twelve (12) months of post-secondary education for the Puerto Rico Participant, the Puerto Rico Participant’s spouse, or any dependent of the Puerto Rico Participant;

(d)	the need to prevent the eviction of the Puerto Rico Participant from his principal residence or foreclosure on the mortgage of the Puerto Rico Participant’s principal residence; or

(e)	such other event or circumstance consistent with regulations or other guidance to the Puerto Rico Department of the Treasury.

A Puerto Rico Participant who makes a hardship withdrawal pursuant to this section shall not be permitted to make any Elective Contributions for a period of twelve consecutive months commencing on the first day of the month following the date of the withdrawal, or such other period as established in the regulations of the PR Code. In addition, Elective Contributions for the Puerto Rico Participant’s next taxable year will be limited to the limit in PR Code Section 1081.01(d)(7)(A) less his contributions made in the taxable year of the withdrawal, or such other limit established under the regulations of the PR Code.

Section 14.      Rollover Provisions.    Notwithstanding any provision of the Trust and Plan to the contrary, any Appendix A “distributee” (as defined below) who is entitled to receive a total distribution of benefits under the Trust and Plan may elect to have all or part of such total distribution that qualifies as an “eligible rollover distribution” (as defined below) paid directly to an “eligible retirement plan” (as defined below) specified by such individual. The Administrator shall establish uniform procedures for making such direct rollover elections. Unless otherwise permitted under the PR Code, any benefit amount paid in a form other than a total distribution of benefits under the Trust and Plan shall not be an “eligible rollover distribution” for purposes of this Section 14, and the “distributee” may not elect to have any portion of such distribution paid directly to an “eligible retirement plan.” For purposes of this Section 14, the following terms have the following meanings:

(a)

an Appendix A “distributee” means: (i) a Puerto Rico Participant, (ii) the surviving spouse of a Puerto Rico Participant, (iii) an alternate payee under a qualified domestic relations order within the meaning of Section 206(d) of ERISA, (iv) a non-spouse Beneficiary of a Puerto Rico Participant, or (v) as otherwise provided under the PR Code.

(b)

an “eligible retirement plan” means an individual retirement account described in Section 1081.02(a) of the PR Code, an individual retirement annuity described in Section 1081.02(b) of the PR Code; a non-deductible individual retirement account discussed in Section 1081.03 of the PR Code or a qualified trust described in Section 1081.01(a) of the PR Code that accepts rollovers.

(c)

an “eligible rollover distribution” means any total distribution of benefits following a separation from service for any reason or plan termination, or as otherwise defined and/or permitted under the PR Code in accordance with PR Code Section 1081.01(b).

The aforementioned definitions shall be interpreted in accordance with the regulations issued under PR Code Section 1081.01(b).

Section 15.      Rollover and Transfers Involving Other Qualified Retirement Plans.    Notwithstanding the provisions of Article 20 of the Trust and Plan, no Puerto Rico Participant may make any Rollover Contributions into the Trust and Plan after December 31, 2015.

Section 16.      Treatment of Small Amounts.    Notwithstanding the provisions of Section 13.6(b) of the Trust and Plan, no automatic rollover into an individual retirement account will be allowed with respect to a Puerto Rico Participants.

Section 17.      Payment of Contributions.    Contributions to the Trust and Plan by the Participating Company shall be paid to the Trustee not later than the due date for filing the Participating Company’s Puerto Rico income tax return for the taxable year for which the contributions is made, including any extension thereof.

Section 18.      Withholding Tax on In-Service Withdrawals and Distributions.    In-service withdrawals and distributions under the Trust and Plan to a Puerto Rico Participant shall be subject to the applicable tax withholding and reporting provisions under the PR Code, in addition to any withholding and reporting provisions under the Code.

Section 19.      Qualified Reservist Distribution. A Puerto Rico Participant who is a member of the reserve component, as defined in 37 U.S.C. Section 101, is not allowed to receive a qualified reservist distribution described in Section 9.10 of the Trust and Plan.

Section 20.      Governing Law.    With respect to the Puerto Rico Participants and the Participating Company engaged in business in Puerto Rico, the Plan will also be governed and construed according to the PR Code, where such law is not in conflict with applicable federal laws.

Section 21.      Use of Terms.    All terms and provisions of the Trust and Plan shall apply to this Appendix A, except that where the terms and provisions of the Trust and Plan and this Appendix A conflict, the terms and provisions of this Appendix A shall govern.